UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2014

CÜR MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-183760	99-0375741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2217 New London Turnpike South Glastonbury, CT 06073
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (860) 430-1520

Copy to: Adam S. Gottbetter, Esq. Gottbetter & Partners, LLP 488 Madison Avenue, 12th Floor New York, NY 10022
Duane Street Corp. 616 Corporate Way, Suite 2-4059 Valley Cottage, NY 10989 (855) 360-3330
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
EXPLANATORY NOTE	4
Item 1.01. Entry into a Material Definitive Agreement	6
Item 2.01. Completion of Acquisition or Disposition of Assets	6
The Contibution and Related Transactions	6
Description of Business	13
Description of Properties	17
Risk Factors	17
Management’s Discussion and Analysis of Financial Condition and Results of Operations	39
Security Ownership of Certain Beneficial Owners and Management	44
Directors, Executive Officers, Promoters and Control Persons	47
Executive Compensation	50
Summary Compensation Table	50
Certain Relationships and Related Transactions	53
Market Price of and Dividends on Common Equity and Related Stockholder Matters	54
Description of Securities	56
Legal Proceedings	58
Indemnification of Directors and Officers	58
Item 3.02. Unregistered Sales of Equity Securities	60
Item 5.01. Changes in Control of Registrant.	61
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.	61
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	62
Item 5.06. Change in Shell Company Status.	62
Item 5.07. Submission of Matters to a Vote of Security Holders	62
Item 8.01. Other Events	62
Item 9.01. Financial Statements and Exhibits.	63

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report (the “Report”) contains forward-looking statements, including, without limitation, in the sections captioned “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Plan of Operations,” and elsewhere.  Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements.  Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements.  However, not all forward-looking statements may contain one or more of these identifying terms.  Forward-looking statements in this Report may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to completing the development and successfully launching the CÜR product, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”), and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over.  Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties.  Factors that may influence or contribute to the accuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, our ability to obtain adequate financing, cash flows and resulting liquidity, our ability to expand our business, government regulations, lack of diversification, our ability to penetrate the digital music streaming market, our ability to negotiate economically feasible agreements with the major and independent music labels and publisher rights organizations, increased competition, results of any arbitration and litigation, stock volatility and illiquidity, and our ability to implement our business plans or strategies.  A description of some of the risks and uncertainties that could cause our actual results to differ materially from those described by the forward-looking statements in this Report appears in the section captioned “Risk Factors” and elsewhere in this Report.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors.  We disclaim any obligation to update the forward-looking statements contained in this Report to reflect any new information or future events or circumstances or otherwise.

Readers should read this Report in conjunction with the discussion under the caption “Risk Factors,” our financial statements and the related notes thereto in this Report, and other documents which we may file from time to time with the SEC.

EXPLANATORY NOTE

We were incorporated as Duane Street Corp. in Delaware on November 17, 2011, to engage in the business of manufacturing and marketing baby products.  We were not successful in our efforts and discontinued this line of business.  Since that time we have been a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

On January 28, 2014, we consummated a contribution transaction (the “Contribution”) with Raditaz, LLC, a limited liability company organized in the State of Connecticut on February 15, 2008 (“Raditaz”).  Pursuant to the Contribution, all 39,249,885 outstanding Raditaz limited liability company membership interests were exchanged for 605,918 restricted shares of our common stock, par value $0.0001 per share (“Common Stock”), and outstanding options to purchase 6,500,000 restricted common units of Raditaz were exchanged for an aggregate of (i) 81,176 non-statutory stock options to purchase shares of our Common Stock at an average exercise price of approximately $3.63 per share, and (ii) 19,167 restricted stock awards (of which 13,443 are fully vested and represent 13,443 issued and outstanding shares of our Common Stock).  As a result of the Contribution, Raditaz became our wholly owned subsidiary.  See Item 2.01, “Contribution and Related Transactions—The Contribution”, below.

In connection with the Contribution and pursuant to the Split-Off Agreement (defined below), we transferred our pre-Contribution assets and liabilities to Peretz Yehuda Aisenstark and Yair Shofel, our pre-Contribution majority stockholders, in exchange for their surrender and cancellation of an aggregate of 1,500,000 shares of our Common Stock.  See Item 2.01, “Contribution and Related Transactions—The Split-Off”, below.

As a result of the Contribution and Split-Off, we changed our business focus to the business of Raditaz, which is to develop and commercialize a streaming music experience for listening on the web and mobile devices, and will continue the existing business operations of Raditaz as a publicly-traded company.

Also on January 28, 2014, we closed a private placement offering (the “PPO”) of 246,913 units of our securities, at a purchase price of $16.503906 per unit (each, a “Unit”), each Unit consisting of one share of our Common Stock and a warrant to purchase one share of Common Stock at an exercise price of $33.007812 per share for a term of five years (the “PPO Warrants”).  Additional information concerning the PPO and PPO Warrants is provided below in Item 2.01, “Contribution and Related Transactions—The PPO” and “Description of Securities,” and Item 3.02, “Unregistered Sales of Equity Securities”, below.

In accordance with “reverse acquisition” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the Contribution will be replaced with the historical consolidated financial statements of Raditaz prior to the Contribution in all future filings with the SEC.

On January 31, 2014, we changed our name to “CÜR Media, Inc.,” a name which more accurately represents our new business focus.  In connection with the name change, we submitted to FINRA a voluntary request for the change of our OTC trading symbol. We will announce our new trading symbol once it is approved by FINRA. Our Common Stock will temporarily remain listed for quotation under the current symbol “DUSR” until the new symbol is assigned by FINRA.  See Item 5.03, “Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” and Item 5.07, “Submission of Matters to a Vote of Security Holders”, below.

Effective as of January 31, 2014, we also increased our number of authorized shares to 310,000,000 shares, consisting of (i) 300,000,000 shares of Common Stock, and (ii) 10,000,000 shares of “blank check” preferred stock, par value $0.0001 per share (“Preferred Stock”).  See Item 5.03, “Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” and Item 5.07, “Submission of Matters to a Vote of Security Holders”, below.

On January 31, 2014, our board of directors authorized a 16.503906-for-1 forward split of our Common Stock in the form of a dividend, with the result that, at the effective time of the forward stock split, each share of our Common Stock outstanding immediately prior to the stock split will become 16.503906 shares of our Common Stock immediately thereafter. Share and per share numbers in this report relating to our Common Stock have not been adjusted to give effect to this forward stock spilt, unless otherwise stated. See Item 8.01, “Other Events”, below.

As used in this Report, unless otherwise stated or the context clearly indicates otherwise, the terms “CÜR Media,” the “Company,” the “Registrant,” “we,” “us,” and “our” refer to CÜR Media, Inc. (formerly known as Duane Street Corp.), incorporated in Delaware, after giving effect to the Contribution and the Split-Off.

This Report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company.  This Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein.  The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference.

This Report responds to the following Items in Form 8-K:

Item 1.01.	Entry into a Material Definitive Agreement

Item 2.01.	Completion of Acquisition or Disposition of Assets

Item 3.02.	Unregistered Sales of Equity Securities

Item 5.01.	Changes in Control of Registrant

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 5.06.	Change in Shell Company Status

Item 5.07.	Submission of Matters to a Vote of Security Holders

Item 8.01.	Other Events

Item 9.01.	Financial Statements and Exhibits

Prior to the Contribution, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act”).  As a result of the Contribution, we have ceased to be a shell company.  The information contained in this Report, together with the information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the SEC, constitute the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

Item 1.01.        Entry into a Material Definitive Agreement

The information contained in Item 2.01 below relating to the Contribution Agreement, the Split-Off Agreement, the General Release Agreement, Securities Purchase Agreement, Registration Rights Agreement, 2014 Equity Incentive Plan, Lock-Up and No Shorting Agreement, and other transaction documents (each as defined below) is incorporated herein by reference.

Item 2.01.        Completion of Acquisition or Disposition of Assets

THE CONTRIBUTION AND RELATED TRANSACTIONS

The Contribution

On January 28, 2014 (the “Closing Date”), the Company, Raditaz, and the holders of a majority of Raditaz’s limited liability company membership interests entered into a Contribution Agreement (the “Contribution Agreement”).   Pursuant to the terms of the Contribution Agreement, Raditaz became a wholly-owned subsidiary of the Company.

In connection with the transaction contemplated by the Contribution Agreement (the “Contribution”), we acquired the business of Raditaz, which is to develop and commercialize a streaming music experience for listening on the web and mobile devices.  As a result, we have ceased to be a shell company.  Effective as of January 31, 2014, we changed our name to “CÜR Media, Inc.,” a name which more accurately represents our new business focus.

At the closing of the Contribution, pursuant to the Contribution Agreement:

•	Raditaz’s 5,747,640 Common Units issued and outstanding immediately prior to the closing of the Contribution were converted into an aggregate of 34,613 shares of our Common Stock;

•	Raditaz’s 3,101,232 Series A Preferred Units issued and outstanding immediately prior to the closing of the Contribution were converted into an aggregate of 78,728 shares of our Common Stock;

•	Raditaz’s 1,504,648 Series AA Preferred Units issued and outstanding immediately prior to the closing of the Contribution were converted into an aggregate of 41,573 shares of our Common Stock;

•	Raditaz’s 10,180,910 Series AAA Preferred Units issued and outstanding immediately prior to the closing of the Contribution were converted into an aggregate of 158,903 shares of our Common Stock;

•	Raditaz’s 3,952,260 Series AAAA Preferred Units issued and outstanding immediately prior to the closing of the Contribution were converted into an aggregate of 61,686 shares of our Common Stock; and

•	Raditaz’s 14,763,195 Series A5 Preferred Units issued and outstanding immediately prior to the closing of the Contribution were converted into an aggregate of 230,415 shares of our Common Stock.

As a result, an aggregate of 605,918 shares of our Common Stock were issued to the holders of Raditaz’s limited liability company membership interests in connection with the Contribution.

In addition, pursuant to the Contribution Agreement, options to purchase an aggregate of 6,500,000 Restricted Common Units of Raditaz were exchanged for an aggregate of (i) 81,176 non-statutory stock options to purchase shares of our Common Stock at an average exercise price of approximately $3.63 per share, and (ii) 19,167 restricted stock awards (of which 13,443 are fully vested and represent 13,443 issued and outstanding shares of our Common Stock). See “Description of Securities—Options”, below.

Prior to the Contribution, outstanding warrants to purchase (i) 4,729,242 Raditaz Series AAA Preferred Membership Interests, and (ii) 95,000 Raditaz Common Membership Interests, were either exercised or cancelled.  Therefore, Raditaz did not have any warrants to purchase limited liability company membership interests outstanding at the time of the Contribution.

As of the effective date of the Contribution, each Raditaz member received only ninety-five percent (95%) of the shares of Common Stock to which each such member was entitled.  The remaining five percent (5%) of such shares will be held in escrow for two (2) years to satisfy post-Closing claims for indemnification by the Company (“Indemnity Shares”).  Any Indemnity Shares remaining in escrow at the end of such two-year period will be distributed to the members of Raditaz on a pro rata basis (determined based on the number of limited liability company membership interests owned by each of the members as of the date of the Contribution).

The Contribution Agreement contains indemnification provisions, pursuant to which claims for indemnity may be made by the members of Raditaz against the Company.  Pursuant to the indemnification provisions, up to 30,296 shares of Common Stock (the “R&W Shares”) may be issued to the members of Raditaz, pro rata (determined based on the number of limited liability company membership interests owned by each of the members as of the date of the Contribution), during the two (2) year period following the Closing Date to satisfy claims for breaches of representations and warranties by the Company.

The Contribution Agreement contains customary representations and warranties, pre- and post-closing covenants of each party and customary closing conditions.  Breaches of the representations and warranties are subject to customary indemnification provisions, subject to specified aggregate limits of liability.

The Contribution will be treated as a recapitalization of the Company for financial accounting purposes.  Raditaz will be considered the acquirer for accounting purposes, and the historical financial statements of CÜR Media, Inc. (formerly known as Duane Street Corp.) before the Contribution will be replaced with the historical financial statements of Raditaz before the Contribution in all future filings with the SEC.

The parties have taken all actions necessary to ensure that the Contribution is treated as a tax-free exchange under Section 351 of the Internal Revenue Code of 1986, as amended.

The issuance of shares of our Common Stock to holders of Raditaz’s limited liability company membership interests in connection with the Contribution has not been registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Regulation D promulgated by the SEC under that section.  These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement, and are subject to further contractual restrictions on transfer as described below. See “Lock-up Agreements and Other Restrictions”, below.

The form of the Contribution Agreement is filed as an exhibit to this Report.  All descriptions of the Contribution Agreement herein are qualified in their entirety by reference to the text thereof filed as an exhibit hereto, which is incorporated herein by reference.

The Split-Off

Upon the closing of the Contribution, pursuant to the terms of a split-off agreement (the “Split-Off Agreement”) and a general release agreement (the “General Release Agreement”), we transferred all of our pre-Contribution operating assets and liabilities to our wholly-owned special-purpose subsidiary, Duane Street Split Corp., a Delaware corporation (“Split-Off Subsidiary”), formed on January 10, 2014.  Thereafter, pursuant to the Split-Off agreement, we transferred all of the outstanding shares of capital stock of Split-Off Subsidiary to Peretz Yehuda Aisenstark and Yair Shofel, the pre-Contribution majority stockholders of the Company, and former officers and directors of the Company (the “Split-Off”), in consideration of and in exchange for (i) the surrender and cancellation of an aggregate of 1,500,000 shares of our Common Stock held by Mr. Aisenstark and Mr. Shofel (which were cancelled and will resume the status of authorized but unissued shares of our Common Stock) and (ii) certain representations, covenants and indemnities.

The forms of the Split-Off Agreement and the General Release Agreement are filed as exhibits to this Report.  All descriptions of the Split-Off Agreement and the General Release Agreement are qualified in their entirety by reference to the text thereof filed as exhibits hereto, which are incorporated herein by reference.

The PPO

We are currently conducting a private placement offering (the “PPO”) to certain accredited investors and non-U.S. Persons for a minimum of $4,000,000 (the “Minimum PPO”) through the sale of 242,367 Units, and a maximum of $7,000,000 (the “Maximum PPO”) through the sale of 424,143 Units, at an offering price of $16.503906 per Unit (the “PPO Price”).  Each Unit is comprised of one (1) share of our Common Stock and a warrant to purchase one (1) share of our Common Stock at an exercise price of $33.007812 per share for a term of five (5) years (the “PPO Warrants”).  We may, with the consent of Raditaz, sell up to an additional 60,592 Units for $1,000,000 in the event the PPO is oversubscribed.

Concurrently with the closing of the Contribution, we consummated an initial closing of the PPO for the sale of 246,913 Units, pursuant to the terms and conditions of a Securities Purchase Agreement (the “Securities Purchase Agreement”) between us and the purchasers of the Units.  The initial closing on the Minimum PPO and the closing of the Contribution were conditioned upon each other.

Investors in the Units have weighted average anti-dilution protection with respect to the shares of Common Stock included in the Units if within 24 months after the final closing of the PPO the Company issues additional shares of Common Stock, or Common Stock equivalents (subject to customary exceptions, including but not limited to issuances of awards under the Company’s 2014 Plan (as defined below)) for consideration per share less than $16.503906.  The PPO Warrants have weighted average anti-dilution and price protection, and a cashless exercise provision, which are subject to customary exceptions.  The aggregate gross proceeds of the initial closing of the PPO were approximately $4,075,036 (before deducting placement agent fees and expenses of the offering estimated at approximately $818,254).

The PPO is being conducted by the placement agent, Gottbetter Capital Markets, LLC (the “Placement Agent”), on a “best efforts” basis.  In connection with the PPO, we agreed to pay the Placement Agent a cash commission of 10% of the gross proceeds raised from investors in the PPO.  In addition, the Placement Agent received warrants to purchase a number of shares of Common Stock equal to 10% of the number of shares of Common Stock included in the Units sold in the PPO, with a term of five (5) years and an exercise price of $16.503906 per share (the “Broker Warrants”).  The Broker Warrants have weighted average anti-dilution and price protection, and a cashless exercise provision, which are subject to customary exceptions.  Any sub-agent of the Placement Agent that introduced investors to the PPO was entitled to share in the cash fees and Broker Warrants attributable to those investors as described above.

As a result of the foregoing, the Placement Agent and its sub-agents were paid an aggregate commission of approximately $407,504 and were issued Broker Warrants to purchase an aggregate of 24,693 shares of our Common Stock.  We were also required to reimburse the Placement Agent $25,000 of legal expenses incurred in connection with the PPO.

We agreed to indemnify the Placement Agent and its sub-agents to the fullest extent permitted by law, against certain liabilities that may be incurred in connection with the PPO, including certain civil liabilities under the Securities Act, and, where such indemnification is not available, to contribute to the payments the Placement Agent and its sub-agents may be required to make in respect of such liabilities.

The issuance of shares of our Common Stock, the PPO Warrants and the Broker Warrants in connection with the PPO was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Regulation D promulgated by the SEC under that section.  These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement, and are subject to further contractual restrictions on transfer as described below.

The forms of the Securities Purchase Agreement, PPO Warrant and Broker Warrant are filed as exhibits to this Report. All descriptions of the Securities Purchase Agreement, PPO Warrants and the Broker Warrants herein are qualified in their entirety by reference to the text thereof filed as exhibits hereto, which are incorporated herein by reference.

Registration Rights

In connection with the PPO, we entered into a Registration Rights Agreement, pursuant to which we agreed to promptly, but no later than 90 calendar days from the final closing of the PPO, file a registration statement with the SEC (the “Registration Statement”) covering (a) the shares of Common Stock issued in the PPO, (b) the shares of Common Stock issuable upon exercise of the PPO Warrants, and (c) the shares of Common Stock underlying the Broker Warrants (the “Registrable Shares”).  The Company shall use its commercially reasonable efforts to ensure that such Registration Statement is declared effective within 180 calendar days of filing with the SEC.  If the Company is late in filing the Registration Statement or if the Registration Statement is not declared effective within 180 days of filing with the SEC, liquidated damages payable by the Company to the holders of Registrable Shares (but excluding shares of Common Stock underlying Broker Warrants) that have not been so registered will commence to accrue and cumulate at a rate equal to 1.00% of the PPO Price per share of Common Stock for each full month that (i) the Company is late in filing the Registration Statement or (ii) the Registration Statement is late in being declared effective by the SEC; provided, however, that in no event shall the aggregate of any such liquidated damages exceed 10% of the PPO Price per share.  No liquidated damages will accrue with respect to any Registrable Shares removed from the Registration Statement in response to a comment from the SEC staff limiting the number of shares of Common Stock which may be included in the Registration Statement (a “Cutback Comment”) or after the shares may be resold under Rule 144 under the Securities Act or another exemption from registration under the Securities Act.

The Company must keep the Registration Statement “evergreen” for two (2) years from the date it is declared effective by the SEC or until Rule 144 is available to the holders of Registrable Shares who are not and have not been affiliates of the Company with respect to all of their registrable shares, whichever is earlier.

The holders of Registrable Shares (including any shares of Common Stock removed from the Registration Statement as a result of a Cutback Comment) (but not holders of the shares issued to the stockholders of Raditaz in consideration for the Contribution) shall have “piggyback” registration rights for such Registrable Shares with respect to any registration statement filed by the Company following the effectiveness of the Registration Statement that would permit the inclusion of such shares.

We will pay all expenses in connection with such registration obligation, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, and the fees and disbursements of our counsel and of our independent accountants.  Each investor will be responsible for its own sales commissions, if any, transfer taxes and the expenses of any attorney or other advisor such investor decides to employ.

The form of the Registration Rights Agreement is filed as an exhibit to this Report.  All descriptions of the Registration Rights Agreement herein are qualified in their entirety by reference to the text thereof filed as an exhibit hereto, which is incorporated herein by reference.

2014 Equity Incentive Plan

Upon closing of the Contribution, our Board adopted, and our stockholders approved, our 2014 Equity Incentive Plan (the “2014 Plan”), which provides for the issuance of incentive awards of up to 242,367 shares of our Common Stock to officers, key employees, consultants and directors; provided, however, that, we may not grant awards under the 2014 EIP for more than 24,237 shares of Common Stock in the aggregate to Thomas Brophy, our President, Chief Executive Officer, interim Chief Financial Officer and Treasurer, during the first year following the closing of the Contribution.  At the closing of the Contribution, options to purchase an aggregate of 6,500,000 Restricted Common Units of Raditaz were exchanged for an aggregate of (i) 81,176 non-statutory stock options to purchase shares of our Common Stock at an average exercise price of approximately $3.63 per share, and (ii) 19,167 restricted stock awards (of which 13,443 are fully vested and represent 13,443 issued and outstanding shares of our Common Stock). See “Market Price of and Dividends on Common Equity and Related Stockholder Matters - Securities Authorized for Issuance under Equity Compensation Plans” below for more information about the 2014 Plan.

The 2014 Plan is filed as an exhibit to this Report.  All descriptions of the 2014 Plan herein are qualified in their entirety by reference to the text thereof filed as an exhibit hereto, which is incorporated herein by reference.

Departure and Appointment of Directors and Officers

Our Board is authorized to consist of five (5) members, and currently consists of three (3) members, one (1) of whom is independent.  Upon the Closing of the Contribution, Peretz Yehuda Aisenstark and Yair Shofel, our directors before the Contribution, resigned from their positions as directors, and Thomas Brophy, John A. Lack, Robert B. Jamieson (who is deemed to be independent) were appointed to the Board. As soon as practicable, two (2) additional independent directors will be named to the Board.

Also, upon closing of the Contribution, Mr. Aisenstark, our President, Chief Executive Officer, Chief Financial Officer, and Treasurer before the Contribution, and Mr. Shofel, our Secretary before the Contribution, resigned from these positions, and Thomas Brophy was appointed as our President, Chief Executive Officer, interim Chief Financial Officer and Treasurer, and John A. Lack was appointed as our Secretary by the Board.  See “Management – Directors and Executive Officers” below for information about our new directors and executive officers.

Lock-up Agreements and Other Restrictions

In connection with the Contribution, each of our executive officers and directors named above and each person holding 10% or more of our Common Stock after giving effect to the Contribution, the Split-Off and the PPO (the “Restricted Holders”), holding in the aggregate 411,600 shares of our Common Stock, entered into agreements (the “Lock-Up and No Shorting Agreements”), pursuant to which they are restricted for a period of 24 months after the Contribution from certain sales or dispositions of our Common Stock held by them immediately after the Contribution, except in certain limited circumstances (the “Lock-Up”).

Further, for a period of 24 months after the Contribution, each Restricted Holder has agreed in the Lock-Up and No Shorting Agreements to be subject to restrictions on engaging in certain transactions, including effecting or agreeing to effect short sales, whether or not against the box, establishing any “put equivalent position” with respect to our Common Stock, borrowing or pre-borrowing any shares of our Common Stock, or granting other rights (including put or call options) with respect to our Common Stock or with respect to any security that includes, relates to or derives any significant part of its value from our Common Stock, or otherwise seeks to hedge his position in our Common Stock.

The form of the Lock-Up and No Shorting Agreement is filed as an exhibit to this Report. All descriptions of the Lock-Up and No Shorting Agreement herein are qualified in their entirety by reference to the text thereof filed as an exhibit hereto, which is incorporated herein by reference.

Agreement with Pre-Contribution Stockholders

We entered into letter agreements (each, a “Stockholder Side Agreement”) with the stockholders of the Company prior to the Contribution (excluding Peretz Yehuda Aisenstark and Yair Shofel, who surrendered their shares in the Split-Off) (the “Pre-Contribution Transaction Stockholders”), pursuant to which the  Pre-Contribution Transaction Stockholders agreed that, if we raised less than the Maximum PPO amount in connection with the initial closing of the PPO, they would surrender to the Company for cancellation a portion of their shares such that the aggregate number of shares they collectively held following such cancellations would be equal to 19.9% of the total outstanding shares of our Common Stock, giving effect to the initial closing of the PPO, the Split-Off and the Contribution (the “Share Cancellations”). As previously discussed, we raised approximately $4,075,036 in the initial closing of the PPO.  As a result, an aggregate of 43,340 of the Pre-Contribution Transaction Stockholders’ shares of Common Stock have been cancelled.

In the event there are additional closings of the PPO following the initial closing, we agreed to issue to the Pre-Contribution Transaction Stockholders additional shares of our Common Stock, up to the number of shares they cancelled (“Adjustment Shares”), provided, however, that (i) if we issue additional shares of Common Stock subsequent to the initial closing of the PPO and prior to, or in conjunction with, the final closing of the PPO, outside of the PPO issuances, such non-PPO share issuances shall not serve to increase the number of shares of Common Stock issuable by reason of the 19.9% maintenance provision, and (ii) any Adjustment Shares issued to the Pre-Contribution Transaction Stockholders shall be restricted shares of the Company.

The form of the Stockholder Side Agreement is filed as an exhibit to this Report.  All descriptions of the 2014 Plan herein are qualified in their entirety by reference to the text thereof filed as an exhibit hereto, which is incorporated herein by reference.

Pro Forma Ownership

Immediately after giving effect to (i) the Share Cancelations, (ii) the initial closing of the PPO (iii) the Split-Off and (iv) the Contribution, there were 1,065,491 issued and outstanding shares of our Common Stock, as follows:

•	the stockholders of Raditaz prior to the Contribution hold 605,918 shares of our Common Stock;

•	the investors in the PPO hold 246,913 shares of our Common Stock; and

•	the Pre-Contribution Transaction Stockholders hold 212,660 shares of our Common Stock.

In addition,

•	the investors in the PPO hold PPO Warrants to purchase 246,913 shares of our Common Stock, subject to adjustment in certain circumstances as provided therein;

•	the Placement Agent and sub-agent hold Broker Warrants to purchase an aggregate of 24,693 shares of our Common Stock, subject to adjustment in certain circumstances as provided therein;

•
The holder of convertible promissory drawdown note issued by Raditaz, in the amount of $180,000 (including accrued and unpaid interest), due on February  28, 2014, has the option to convert the note into 14,542 shares of our Common Stock at a price of $12.377929 per share; and

•
the 2014 Plan authorizes issuance of up to 242,367 shares of our Common Stock as incentive awards to executive officers, key employees, consultants and directors.  In connection with the Contribution, an aggregate of (i) 81,176 non-statutory stock options to purchase shares of our Common Stock at an average exercise price of approximately $3.63 per share, and (ii) 19,167 restricted stock awards (of which 13,443 are fully vested and represent 13,443 issued and outstanding shares of our Common Stock) have been granted under the 2014 Plan.  In addition, in connection with a Consulting Agreement we entered into with our Chairman, dated January 28, 2014, we granted our Chairman 4-year non-statutory stock options to purchase 24,237 shares of our Common Stock, exercisable, upon vesting, at a price of $16.503906 per share.  See “Item 3.02 Unregistered Sales of Equity Securities”.

No other securities convertible into or exercisable or exchangeable for our Common Stock (including options or warrants) are outstanding.

Our Common Stock is quoted on the OTC Markets under the symbol “DUSR”.  In connection with the change of our name to CÜR Media, Inc., on January 31, 2014, we submitted to FINRA a voluntary request for the change of our OTC trading symbol. We will announce our new trading symbol once it is approved by FINRA. Our Common Stock will temporarily remain listed for quotation under the current symbol “DUSR” until the new symbol is assigned by FINRA.

Accounting Treatment; Change of Control

The Contribution is being accounted for as a “reverse acquisition,” and Raditaz is deemed to be the acquirer.  Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Contribution will be those of Raditaz and will be recorded at the historical cost basis of Raditaz, and the consolidated financial statements after completion of the Contribution will include the assets and liabilities of Raditaz, historical operations of Raditaz, and operations of Raditaz from the closing date of the Contribution.  As a result of the issuance of the shares of our Common Stock pursuant to the Contribution, a change in control of the Company occurred as of the date of consummation of the Contribution.  Except as described in this Current Report, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our Board and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

We continue to be a “smaller reporting company,” as defined under the Exchange Act, following the Contribution.  We believe that, as a result of the Contribution, we have ceased to be a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act).

DESCRIPTION OF BUSINESS

Immediately following the Contribution, the business of Raditaz, to engage in the business of developing and commercializing a streaming music experience for listening on the web and mobile devices, became the business of the Company.

History

As described above, we were incorporated in Delaware as Duane Street Corp. on November 17, 2011, to engage in the business of manufacturing and marketing baby products.  We were not successful in our efforts and discontinued this line of business.  Since that time we have been a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act).  As a result of Contribution, we acquired the business of Raditaz and have ceased to be a shell company.

On January 31, 2014, we changed our name to “CÜR Media, Inc.,” a name which more accurately represents our new business focus.  In connection with the name change, we submitted to FINRA a voluntary request for the change of our OTC trading symbol. We will announce our new trading symbol once it is approved by FINRA. Our Common Stock will temporarily remain listed for quotation under the current symbol “DUSR” until the new symbol is assigned by FINRA.

We currently have authorized 310,000,000 shares of capital stock, consisting of (i) 300,000,000 shares of Common Stock, and (ii) 10,000,000 shares of “blank check” Preferred Stock.

Our principal executive offices are located at 2217 New London Turnpike, South Glastonbury, CT 06073, USA.  Our telephone number is 1-860-430-1520.  Our primary website address is www.raditaz.com.

Our Business

Raditaz’s CÜR product (“CÜR”) will provide a paid subscription internet radio service offering listeners the streaming music on the web and mobile devices.  CÜR began as Raditaz, an internet radio product, which was launched in 2012, and had iPhone and Android applications in addition to a website at www.raditaz.com. We improved and enhanced our product in 2012 and by mid-2013, we had over 150,000 monthly unique users using Raditaz.  Raditaz has taken its iPhone and Android applications and its website offline to focus its resources on the development of CÜR. We plan to launch our enhanced product offering in late 2014.

Our Service

CÜR will be a new streaming music experience that combines the listening experience of free internet radio products with an on-demand listening experience for listening on web and mobile devices. CÜR will target consumers who are seeking a more comprehensive music streaming service for a significantly reduced subscription fee. We believe that the CÜR product will include a hybrid model that includes many features that free, ad-supported internet radio products provide, without interruptive advertising, with a limited on-demand offering and will include a toolset that enables consumers to curate their playlists with photos, audio clips and other tools that stimulate consumers to share CÜR with their friends.

Our business plan includes a music service that will give listeners access to millions of songs and a monthly personal, on-demand song bank.  In addition to the ability to stream music, subscribers will be able to personalize their playlists, buy and/or gift music downloads, integrate music from their devices, and view YouTube® videos.

Our business plan also includes a second revenue stream of personalized advertising, which never interrupts a stream but targets a user’s listening habits.  The advertising will be in the form of video, display ads, email and text messages.  Advertisers may also create and sponsor playlists.

Our business plan further includes a third revenue stream from the sale of music, concert tickets and merchandise through our music streaming service, tailored to each listeners taste based on prior listening trends.

In addition, Raditaz’s business plan includes distributing CÜR’s music streaming service through Apple’s iTunes App Store to iOS devices, Google’s Google Play Store to Android devices and the internet among other distribution channels and platforms.  At launch, we plan to have an iPhone application, Android application and a website.

We plan to source our music from Musicnet, Inc. d/b/a Medianet Digital, Inc. We use Amazon web services to support certain of the technological needs of the business.

We contemplate raising an additional $25-$30 million prior to the planned launch of CÜR, to implement our business plan, market CÜR, provide content license costs, and working capital. This fundraising has not yet begun, and no specific terms have been set. There can be no assurance that financing will be available when required in sufficient amounts, on acceptable terms or at all. We plan to launch our CÜR music streaming product and platform in late 2014.

Source and Content

We plan to enter into an agreement with The Echo Nest, a leading music intelligence company, to utilize their music intelligence platform for generating music playlists for CÜR users. Our current agreement with The Echo Nest has expired. We plan to source our music from Musicnet, Inc. d/b/a Medianet Digital, Inc. We also use Amazon web services to support certain of the technological needs of the business.

Content Licensing

We intend to enter into content licensing agreements with major music labels including Universal, SONY and Warner Music Group, as well as independent labels and also form music publishers. The terms of these agreements are subject to negotiation relating to the economics that will be required by the music labels and the features and functionality pertaining to CÜR. We provide no assurances that this can be done.

Competition for Listeners

We face competition from larger and more established media service providers. We must compete for the time and attention of listeners with more established companies offering similar services. We compete on the basis of a number of factors, including quality of experience, relevance, acceptance and diversity of content, ease of use, price, accessibility, perceptions of ad load, brand awareness and reputation. We also compete for listeners on the basis of our presence and visibility as compared with other providers that deliver content through the internet, mobile devices and consumer products. Many of our current and potential future competitors enjoy substantial competitive advantages, such as greater name recognition, longer operating histories and larger marketing budgets, as well as substantially greater financial, technical and other resources. For additional details on risks related to competition for listeners, please refer to the section entitled "Risk Factors."

Our competitors include:

•
Other Radio Providers.  We expect to compete for listeners with broadcast radio providers, including terrestrial radio providers such as Clear Channel and CBS and satellite radio providers such as Sirius XM. Many broadcast radio companies own large numbers of radio stations or other media properties. Many terrestrial radio stations have begun broadcasting digital signals, which provide high quality audio transmission. In addition, unlike participants in the emerging internet radio market, terrestrial and satellite radio providers, as aggregate entities of their subsidiary providers, generally enjoy larger established audiences and longer operating histories. Broadcast and satellite radio companies enjoy a significant cost advantage because we believe they pay a much lower percentage of revenue for transmissions of sound recordings.

•
Internet Radio Providers. We also compete directly with emerging non-interactive online radio providers such as Pandora, Apple iTunes Radio, Clear Channel's iheartradio, Slacker Personal Radio and CBS’s Last.fm. We could face additional competition if known incumbents in the digital media space choose to enter the internet radio market.

•
Other Audio Entertainment Providers.  We face competition from providers of interactive on-demand audio content and pre-recorded entertainment, such as Apple's iTunes Music Store, Spotify, Rdio, Rhapsody, Beats Music, Google Play and Amazon that allow listeners to select the audio content that they stream or purchase. This interactive on-demand content, is accessible in automobiles and homes, using portable players, mobile phones and other wireless devices. The audio entertainment marketplace continues to rapidly evolve, providing our listeners with a growing number of alternatives and new media platforms. Beats Music is reported to be launching their on-demand streaming music service in January 2014.

•
Other Forms of Media.  We compete for the time and attention of our listeners with providers of other forms of in-home and mobile entertainment. To the extent existing or potential listeners choose to watch cable television, stream video from on-demand services such as Netflix, Hulu, VEVO or YouTube or play interactive video games on their home-entertainment system, computer or mobile phone rather than listen to the CÜR service, these content services pose a competitive threat.

Competition for Advertisers

We intend to generate a portion of our revenue from advertising on our website and mobile applications.  We will be in competition for potential advertisers with other content providers for a share of our advertising customers' overall marketing budgets. We anticipate having to compete on the basis of a number of factors, including perceived return on investment, effectiveness and relevance of our advertising products, pricing structure and ability to deliver large volumes or precise types of ads to targeted demographics. We believe that our ability to deliver targeted and relevant ads across a wide range of platforms allows us to compete favorably on the basis of these factors and justify a long-term profitable pricing structure. However, the market for online advertising solutions is intensely competitive and rapidly changing, and with the introduction of new technologies and market entrants, we expect competition to intensify in the future. For additional details on risks related to competition, please refer to the section entitled "Risk Factors." Terrestrial broadcast and to a lesser extent satellite radio are significant sources of competition for advertising dollars. These radio providers deliver ads across platforms that are more familiar to traditional advertisers than the internet might be. Advertisers may be reluctant to migrate advertising dollars to our internet-based platform. Additionally, we expect to compete for advertising dollars with other traditional media companies in television and print, such as ABC, CBS, FOX and NBC, cable television channel providers, national newspapers such as The New York Times and the Wall Street Journal and some regional newspapers. These traditional outlets present us with a number of competitive challenges in attracting advertisers, including large established audiences, longer operating histories, greater brand recognition and a growing presence on the internet.

Government Regulation

As a company that intends to conduct business on the internet, we will be subject to a number of foreign and domestic laws and regulations relating to consumer protection, information security, data protection and privacy, among other things. Many of these laws and regulations are still evolving and could be interpreted in ways that could harm our business. In the area of information security and data protection, the laws in several states require companies to implement specific information security controls to protect certain types of information. Likewise, all but a few states have laws in place requiring companies to notify users if there is a security breach that compromises certain categories of their information. Any failure on our part to comply with these laws may subject us to significant liabilities.

We are also subject to federal and state laws regarding privacy of listener data. Once we launch the CÜR product, we will adopt a privacy policy which will describe our practices concerning the use, transmission and disclosure of listener information and will be posted on our website. Any failure to comply with our posted privacy policy or privacy-related laws and regulations could result in proceedings against us by governmental authorities or others, which could harm our business. Further, any failure by us to adequately protect the privacy or security of our listeners' information could result in a loss of confidence in our service among existing and potential listeners, and ultimately, in a loss of listeners and advertising customers, which could adversely affect our business.

Intellectual Property

Our success depends upon our ability to protect our technologies and intellectual property. To accomplish this, we rely on a combination of intellectual property rights, including trade secrets, patents, copyrights, trademarks, contractual restrictions, technological measures and other methods. We entered into confidentiality and proprietary rights agreements with our employees, consultants and business partners, and we control access to and distribution of our proprietary information.

We have registered the following internet domain names for our website, www.curmusic.com and have a trademark application pending for CÜR.

Research and Development

We have taken down our iPhone and Android applications, and have taken our website offline, to focus our resources on the development of CÜR. We intend to launch the CÜR product in late 2014.

Customer Concentration

We currently do not have any customers or subscribers as we are still developing our product and have not launched a commercial product.

Employees

As of January 30, 2014, we had approximately 10 employees, excluding our managers. None of our employees are covered by collective bargaining agreements, and we consider our relations with our employees to be good.

DESCRIPTION OF PROPERTIES

Our principal executive offices are located at 2217 New London Turnpike, South Glastonbury, CT 06073, USA.  We currently lease approximately 2,050 square feet of office space on a month-to-month basis.  We plan to enter into a written lease agreement for our leased facilities as soon as practicable following the Contribution.  We believe that our leased facilities are adequate to meet our needs at this time, but as we expect to grow in the near future, we anticipate that we may move to a larger permanent office space that will have a higher monthly rent.

RISK FACTORS

AN INVESTMENT IN OUR SECURITIES IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.  WE FACE A VARIETY OF RISKS THAT MAY AFFECT OUR OPERATIONS OR FINANCIAL RESULTS AND MANY OF THOSE RISKS ARE DRIVEN BY FACTORS THAT WE CANNOT CONTROL OR PREDICT.  BEFORE INVESTING IN THE SECURITIES YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS, TOGETHER WITH THE FINANCIAL AND OTHER INFORMATION CONTAINED IN THIS REPORT.  IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCURS, OUR BUSINESS, PROSPECTS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED.  IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK WOULD LIKELY DECLINE AND YOU MAY LOSE ALL OR A PART OF YOUR INVESTMENT.  ONLY THOSE INVESTORS WHO CAN BEAR THE RISK OF LOSS OF THEIR ENTIRE INVESTMENT SHOULD CONSIDER AN INVESTMENT IN OUR SECURITIES.

THIS REPORT CONTAINS CERTAIN STATEMENTS RELATING TO FUTURE EVENTS OR THE FUTURE FINANCIAL PERFORMANCE OF OUR COMPANY. PROSPECTIVE INVESTORS ARE CAUTIONED THAT SUCH STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY. IN EVALUATING SUCH STATEMENTS, PROSPECTIVE INVESTORS SHOULD SPECIFICALLY CONSIDER THE VARIOUS FACTORS IDENTIFIED IN THIS REPORT, INCLUDING THE MATTERS SET FORTH BELOW, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS.

If any of the following or other risks materialize, the Company’s business, financial condition, and results of operations could be materially adversely affected which, in turn, could adversely impact the value of our Common Stock. In such a case, investors in our Common Stock could lose all or part of their investment.

Prospective investors should consider carefully whether an investment in the Company is suitable for them in light of the information contained in this Report and the financial resources available to them. The risks described below do not purport to be all the risks to which the Company or the Company could be exposed. This section is a summary of certain risks and is not set out in any particular order of priority. They are the risks that we presently believe are material to the operations of the Company. Additional risks of which we are not presently aware or which we presently deem immaterial may also impair the Company’s business, financial condition or results of operations.

General Risks

We have a limited operating history upon which investors can evaluate our future prospects. We may never attain profitability.

We are a development stage company and have not yet begun any operations.  Historically, we have been a shell company with no operating history and no assets other than cash.  Upon consummation of the Contribution with Raditaz, we redirected our business focus towards the development and commercialization of a music streaming subscription service.  Although Raditaz was incorporated in 2008, it did not launch its DMCA compliant internet radio product until 2012.  Subsequently, Raditaz pulled this product from the market and plans to re-launch in late 2014.  Therefore, both the Company and Raditaz have limited operating histories upon which an evaluation of our business plan or performance and prospects can be made.  Our proposed operations are therefore subject to all of the risks inherent in light of the expenses, difficulties, complications and delays frequently encountered in connection with the formation of any new business, the development of a product, as well as those risks that are specific to our proposed business in particular.  The risks include, but are not limited to, the possibility that following the Contribution, we will not be able to develop functional and scalable products and services, or that although functional and scalable, our products and services will not be accepted in the market.   To successfully introduce and market our products at a profit, we must establish brand name recognition and competitive advantages for our products.  There are no assurances that the Company can successfully address these challenges.  If it is unsuccessful, the Company and its business, financial condition and operating results will be materially and adversely affected.

Given the limited operating history, management has little basis on which to forecast future demand for Raditaz’s products from our existing customer base, much less new customers.  The current and future expense levels of the Company following the Contribution are based largely on estimates of planned operations and future revenues rather than experience.  It is difficult to accurately forecast future revenues because the business of the Company is new and its market has not been developed. We do not expect meaningful revenues until at least mid-2015.  If the forecasts for the Company prove incorrect, the business, operating results and financial condition of the Company will be materially and adversely affected.  Moreover, the Company may be unable to adjust its spending in a timely manner to compensate for any unanticipated reduction in revenue.  As a result, any significant reduction in revenues would immediately and adversely affect the business, financial condition and operating results of the Company.

We have a history of losses and we may not achieve or sustain profitability in the future.

We have incurred losses in each fiscal year since our incorporation in 2011, and Raditaz has incurred losses in each fiscal year since its formation in 2008.  We anticipate that our operating expenses will increase in the foreseeable future after we consummate the Contribution and continue to invest to grow our business, acquire customers and develop our platform and new functionality.  These efforts may prove more expensive than we currently anticipate, and we may not succeed in generating sufficient revenues to offset these higher expenses.  If we are unable to do so, the Company and its business, financial condition and operating results could be materially and adversely affected.

We cannot predict our future capital needs and we may not be able to secure additional financing.

We are currently conducting a PPO of between $4,000,000 and $7,000,000 of Units of our securities.  At the effective time of the Contribution, we consummated an initial closing of the PPO, raising gross proceeds of approximately $4,075,036.  We believe that, assuming we sell the maximum amount of Units being offered in the PPO, we will have sufficient funds to meet our presently anticipated working capital requirements for approximately 10 months.  This belief is based on our operating plan which in turn is based on assumptions, which may prove to be incorrect.  In addition, we may need to raise significant additional funds sooner in order to implement our business plan, support our growth, develop new or enhanced services and products, respond to competitive pressures, acquire or invest in complementary or competitive businesses or technologies, or take advantage of unanticipated opportunities.  If our financial resources are insufficient, we will require financing in addition to the PPO in order to meet our plans for expansion.  We cannot be sure that this additional financing, if needed, will be available on acceptable terms or at all.  Furthermore, any debt financing, if available, may involve restrictive covenants, which may limit our operating flexibility with respect to business matters.  If additional funds are raised through the issuance of equity securities, the percentage ownership of our existing shareholders will be reduced, our shareholders may experience additional dilution in net book value, and such equity securities may have rights, preferences, or privileges senior to those of our existing shareholders.  If adequate funds are not available on acceptable terms, or at all, we may be unable to develop or enhance our products and services, take advantage of future opportunities, repay debt obligations as they become due, or respond to competitive pressures, any of which would have a material adverse effect on our business, prospects, financial condition, and results of operations.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern.

The Company’s historical financial statements have been prepared under the assumption that we will continue as a going concern.  Our independent registered public accounting firm has issued a report that included an explanatory paragraph referring to our recurring net losses and accumulated deficit and expressing substantial doubt in our ability to continue as a going concern.  Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, to generate revenue.  Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.  However, if adequate funds are not available to us when we need it, and we are unable to commercialize our products giving us access to additional cash resources, we will be required to curtail our operations which would, in turn, further raise substantial doubt about our ability to continue as a going concern.

Raditaz’s products may not be accepted in the market.

We cannot be certain that Raditaz’s products or services we may develop or market will achieve or maintain market acceptance.  Market acceptance of our products following the Contribution depends on many factors, including the Company’s ability to license the necessary content from the music labels and publishers, to convince key opinion leaders to provide recommendations regarding its products, convince distributors and customers that its technology is an attractive alternative to other technologies, supply and service sufficient quantities of products directly or through marketing alliances, and price products competitively in light of the current macroeconomic environment.

Business Risks

Online and mobile music services are an emerging market, which makes it difficult to evaluate our current business and future prospects.

The market for streaming music on the internet and on mobile devices has undergone rapid and dramatic changes in its relatively short history and is subject to significant challenges. As a result, the future revenue and income potential of our business is uncertain. You should consider our business and prospects in light of the risks and difficulties we encounter in this new and rapidly evolving market, which risks and difficulties include, among others:

•	Our relatively new, evolving and unproven business model.

•	Our ability to retain Raditaz’s listenership, build our listener base and increase our paid subscriber base.

•	Our ability to effectively convert users from free trial to paid subscription service.

•	Our ability to negotiate an economically feasible agreement with the major and independent music labels and publisher rights organizations.

•	Our ability to attract advertisers, and prove to advertisers that our advertising platform is effective enough to justify a pricing structure that is profitable to us.

•	Our ability to develop and maintain relationships with makers of mobile devices, consumer electronics products and automobiles.

•	Our operation under an evolving music industry licensing structure that may change or cease to exist, which in turn may result in significant increase in operating expenses.

Failure to successfully address these risks and difficulties, and other challenges associated with operating in a new and emerging market, could significantly harm our business, financial condition, results of operations, liquidity and prospects.

Our failure to manage growth, diversification and changes to our business could harm our business.

Our company currently has no revenue, but may encounter significant growth upon the anticipated launch of our product, CÜR.  The failure to successfully manage and monetize any growth, and to successfully diversify our business in the future could harm the success and longevity of our company.

Investing in our securities is considered a high risk investment.

An investment in an early stage company such as ours involves a degree of risk, including the possibility that your entire investment may be lost. There can be no assurance that CÜR’s online streaming music monthly subscription platform will be successful or profitable.

We depend on key personnel to operate our business, and if we are unable to retain, attract and integrate qualified personnel, our ability to develop and successfully grow our business could be harmed.

We believe that our future success is highly dependent on the continued services of our key officers, employees, and Board members as well as our ability to attract and retain highly skilled and experienced technical personnel.  The loss of their services could have a detrimental effect on our operations.  The departure of Thomas Brophy, the CEO of Raditaz, the departure of other principal executives such as John A. Lack and Robert Jamieson, or any major change in our Board or management could adversely affect our operations.

Investors will have little control over operations

Management has complete authority to make decisions regarding day-to-day operations, and may take actions with which investors disagree.  Except for limited voting rights, investors will have no control over management and must rely exclusively upon their decisions.

Expansion of our operations into new fields may subject us to additional business, legal, financial and competitive risks.

We may decide to provide non-musical content such as talk, comedy, news, weather, or other areas where we may have less experience or where we could be subject to additional business, legal, financial, and competitive risks.

Our success hinges on selling subscriptions by successfully attracting and retaining paying customers.

If our efforts to attract prospective subscribers and to retain subscribers are not successful, our growth prospects and revenue will be adversely affected.  We plan to provide new users of CÜR with a free trial upon registration.  If we are not able to convert users of our free trial to become paying subscribers, our growth prospects and ability to generate revenues will be negatively impacted.

We plan to provide new users of CÜR with a free trial.  If we are not able to convert users of our free trial to become paying subscribers, our growth prospects and ability to generate revenue will be negatively impacted.

Users of the Raditaz’s application and/or website may not transition to CÜR

We have taken our beta product, Raditaz offline in order to develop CÜR, and there are no assurances that these users will transition to CÜR.  If Raditaz beta users do not transition to CÜR, CÜR’s capital needs, results of operations, viability and growth prospects may be adversely affected.

Much of the success of our business plan relies on the accuracy of our business and customer research.

We engaged an outside research firm to conduct a research study regarding, among other things, the demand for CÜR’s product and features set.  If the results of the research study prove to be inaccurate, CÜR’s capital needs, results of operations, viability and growth prospects will be adversely affected.

The success of our products relies heavily on the use of search technologies and marketing campaigns to drive users to our websites and mobile applications.

We intend to utilize search technologies and services, and to engage in marketing campaigns and referral relationships, to drive user traffic to our websites and mobile applications. If we are unable to utilize search technologies and other services that generate significant traffic to our websites and mobile applications, or we are unable to enter into or continue distribution relationships that drive significant traffic to our websites, our business could be harmed, causing our revenues to decline.

We must license and pay for the content our product delivers to its users and the content owners must grant us permission for use.

We must license all of CÜR’s content from major and independent music labels.  These music labels will need to agree to license their content to CÜR, and also approve many of CÜR’s features that would grant our customers enhanced access to their licensed material, such as on-demand play, song skipping and replaying, and offline listening.  If CÜR and the music labels and/or Publisher Rights Organizations are not able to reach agreement on CÜR’s product features, pricing and/or cost of content licenses, CÜR’s capital needs, results of operations, viability and growth prospects will be adversely affected.

If any of the three major music labels (Universal, Warner and/or Sony) and/or independent music labels do not grant permission, rescind permission, or fail to grant permission on economically favorable terms to sell or stream music from MediaNet, Apple, Amazon, Google or other sources, our revenue numbers will be negatively impacted.

We may not be able to find and/or hire employees with the necessary skills to build the necessary software applications that are necessary to operating and growing the business.

Premier technology software developers, designers and other technology personnel are in high demand in our industry.  There may be competitors or other technology companies that have more capital to allocate for such personnel, making our search for such job positions more difficult and expensive, thus increasing our business expenses.

If we cannot maintain our corporate culture as we grow, we could lose the innovation, teamwork and focus that contribute crucially to our business.

We believe that a critical component of our success is our corporate culture, which we believe fosters innovation, encourages teamwork, cultivates creativity and promotes focus on execution. We have invested substantial time, energy and resources in building a highly collaborative team that works together effectively in a non-hierarchical environment designed to promote openness, honesty, mutual respect and pursuit of common goals. As we grow, we may find it difficult to maintain these valuable aspects of our corporate culture. Any failure to preserve our culture could negatively impact our future success, including our ability to attract and retain employees, encourage innovation and teamwork and effectively focus on and pursue our corporate objectives.

There are no assurances that our development team can build all of CÜR’s planned product features.

Our software applications may not work as intended and the company may not be able to develop the necessary software applications and/or product features.  We have designed CÜR to include features that may be considered ambitious and untested, such as a 15 million plus song library, on-demand playlists, unlimited song skip and repeat functionality, user song import functionality, offline listening, geo-location and social features, lyric synchronization, photo integration and storage and more. There are no assurances that the product features can be completed in the projected time-frame. If CÜR is not able to accomplish these objectives, CÜR’s capital needs, results of operations, viability and growth prospects will be adversely affected.

If we fail to accurately predict and play music that our listeners enjoy, we may fail to retain existing and attract new subscribers, both online and offline.

Our personalized playlist generating system is obtained through a partnership with The Echo Nest and is designed to enable us to predict listener music preferences and select music content tailored to our listeners’ music tastes. While the Echo Nest has invested significant resources in refining these technologies, we cannot assure you that such investments will continue in the future or yield an attractive return or that such refinements will be effective. The effectiveness of The Echo Nest’s personalized playlist generating system depends in part on our ability to gather and effectively analyze large amounts of listener data and listener feedback, and we have no assurance that we will continue to be successful in enticing listeners to provide feedback sufficient for our database to effectively predict and select new and existing songs. In addition, our ability to offer listeners songs that they have not previously heard and impart a sense of discovery depends on our ability to acquire and appropriately categorize additional songs that will appeal to our listeners’ diverse and changing tastes. Our ability to predict and select music content that our listeners enjoy is critical to the perceived value of our service among listeners and failure to make accurate predictions would adversely affect our ability to attract and retain listeners, convert free listeners to paid subscribers, increase listener hours and sell advertising.

We are subject to a number of risks related to credit card and debit card payments that we plan to accept, and we may not be able to enter into an economically favorable credit and debit card processing arrangements.

Our subscription business, which we anticipate will make up for 80-85% of total revenue, will be completely dependent on our ability and third party processors’ abilities to process monthly subscription payments through credit and debit card processing methods.  Any disruption in this service could adversely affect our business.

For credit and debit card payments, we pay interchange and other fees, which may increase over time. An increase in those fees would require us to either increase the prices we charge for our products, or suffer an increase in our operating expenses, either of which could adversely affect our business, financial condition and results of operations.

If we or any of our processing vendors have problems with our billing software or our third party’s billing software, or the billing software malfunctions, it could have an adverse effect on our subscriber satisfaction and could cause one or more of the major credit card companies to disallow our continued use of their payment products. In addition, if our billing software or our third party’s billing software fails to work properly and, as a result, we do not automatically charge our subscribers’ credit cards on a timely basis or at all, our business, financial condition and results of operations could be adversely affected.

We are also subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it more difficult for us to comply. We will need to assess whether we are fully compliant with the Payment Card Industry, or PCI, Data Security Standard, or PCI DSS, a security standard with which companies that collect, store, or transmit certain data regarding credit and debit cards, credit and debit card holders, and credit and debit card transactions are required to comply. Our failure to comply fully with PCI DSS may violate payment card association operating rules, federal and state laws and regulations, and the terms of our contracts with payment processors and merchant banks. Such failure to comply fully also may subject us to fines, penalties, damages, and civil liability, and may result in the loss of our ability to accept credit and debit card payments. Further, there is no guarantee that, even if PCI DSS compliance is achieved, we will maintain PCI DSS compliance or that such compliance will prevent illegal or improper use of our payment systems or the theft, loss, or misuse of data pertaining to credit and debit cards, credit and debit card holders and credit and debit card transactions.

If we fail to adequately control fraudulent credit card transactions, we may face civil liability, diminished public perception of our security measures and significantly higher credit card-related costs, each of which could adversely affect our business, financial condition and results of operations.

If we are unable to maintain our chargeback rate or refund rates at acceptable levels, credit card and debit card companies may increase our transaction fees or terminate their relationships with us. Any increases in our credit card and debit card fees could adversely affect our results of operations, particularly if we elect not to raise our rates for our service to offset the increase. The termination of our ability to process payments on any major credit or debit card would significantly impair our ability to operate our business.

We may experience a reduction or increase in the prices of our products which would have a negative impact on our business and on our margins.

We anticipate charging a monthly fee for our base platform . Our business model is unproven, and if we have to adjust our subscription prices lower, the lower revenue could adversely affect our business. Conversely, if we have to adjust our subscription prices higher, it would be more difficult to attract and retain our subscribers, and the impact would likely cause a negative trend in our subscriber retention numbers, and could adversely affect our business.

Our product is vulnerable to service disruptions and software problems.

Our users are entirely dependent on our mobile phone application and website working properly for their enjoyment.  Any disruption in these services could cause us to lose subscribers and harm our business.

Loss of potential customers, or partners and potential partners who provide content we distribute to our customers.

Our technology and CÜR product are dependent upon technology companies such as MediaNet, The Echo Nest, Amazon, Google, Apple, Microsoft and others, for the provision of digital music song library, creation of customized playlists and the hosting of our services.  A loss of these content providers or a technical issue with these providers could materially disrupt our business.

Changes to our products, services, technologies, licenses or business practices or strategies may drive away customers.

Any change to our business model and/or CÜR product may cause a loss of subscribers and the inability to attract subscribers, which may adversely affect our business.  Examples of such changes include, but are not limited to, a change or drop of certain CÜR features, increase or decrease in subscription rates, a decrease in the quality of music streamed, a shift to a smaller library of music, inability to keep pace with competitors, and maintaining relationships with makers of consumer products such as mobile phones, tablets, and automobiles.

If web, smartphones, tablet and connected TV devices, their operating systems or content distribution channels, including those controlled by our competitors, develop in ways that prevent our solutions from being delivered to their users, our ability to grow our business will be impaired.

Our business model depends upon the continued compatibility of our solutions with most internet-connected devices across online, mobile, tablet and connected TV distribution channels, as well as the major operating systems that run on them. The design of these devices and operating systems are controlled by third parties with whom we do not have any formal relationships. These parties frequently introduce new devices, and from time to time they may introduce new operating systems or modify existing ones. In some cases, the parties that control the development of internet-connected devices and operating systems include companies that we regard as our competitors, including some of our most significant competitors. For example, Google controls the Android operating system and also controls a significant number of mobile devices. Apple, Inc. controls iOS devices including mobile, tablet and computer devices. If our solutions were unable to work on these devices or operating systems, either because of technological constraints or because a maker of these devices or developer of these operating systems wished to impair our ability to provide our solutions on them, our ability to grow our business would be impaired.

If we experience lengthened sales cycles, our business operations may be adversely affected.

Our business is dependent on revenue from subscription, advertising and song sales, merchandise and ticket sales. Our subscription transactions, song sales and other revenues involve credit card processing.  Any delays or lengthened sales cycles, delays in collect fees due from credit card companies and/or credit card transaction cancellations, may adversely affect our business.

Degradation in our stature and reputation in the market could harm our business.

Our CÜR and Raditaz brand names are very important to us, and any degradation in our stature and reputation in the market may adversely affect our business.

Our failure to drive advertising revenue could harm our business.

While we anticipate revenue from advertisements to be a non-core revenue generator and make up approximately 15% of total revenue, advertising revenue will still be an important factor in determining our financial success.  Our ability to attract and retain advertisers, and ultimately to generate advertising revenue, depends on a number of factors, including, but not limited to, the number of users and subscribers and the number of listener hours on CÜR, keeping pace with changes in technology and the competition, and competing effectively for advertising dollars from other online marketing and media companies.

We may be unable to retain key advertisers, attract new advertisers or replace departing advertisers with advertisers that can provide comparable revenue to us.

Our success requires us to develop, maintain and expand our relationships with brand advertisers, including the ad agencies that represent them, and to develop new relationships with other brand advertisers and ad agencies. Advertising agreements generally do not include long-term obligations requiring them to purchase from us and are cancelable upon short notice and without penalty in accordance with standard terms and conditions for the purchase of internet advertising published by the Interactive Advertising Bureau. As a result, we have limited visibility as to our future advertising revenue streams from our advertisers.

Our advertisers' usage may decline or fluctuate as a result of a number of factors, including, but not limited to:

•	the performance of their display and audio ad campaigns and their perception of the efficacy and efficiency of their advertising spend through the CÜR;

•	changes in the economic prospects of advertisers or the economy generally, which could alter current or prospective advertisers' spending priorities;

•	our ability to deliver display, audio and/or video ad campaigns in full, i.e., our ability to serve each requested impression;

•	their satisfaction with our solutions and our client support;

•	the ability of our optimization algorithms underlying our solutions to deliver better rates of return ad spend dollars than competing solutions;

•	seasonal patterns in advertisers' spending, which tend to be discretionary;

•	the pricing of our or competing solutions; and

•	reductions in spending levels or changes in brand advertisers' strategies regarding advertising spending.

If a major advertiser decides to materially reduce its advertising spend, it could do so on short or no notice. We cannot assure that our advertisers will continue to use CÜR or that we will be able to replace in a timely or effective manner departing advertisers with new advertisers from whom we generate comparable revenue.

Unavailability of, or fluctuations in, third-party measurements of our audience may adversely affect our ability to grow advertising revenue.

Selling ads requires that we demonstrate to advertisers that our service has substantial reach, and we may rely on third parties to quantify the reach of our service. These third-party ratings may not reflect our true listening audience and the third parties may change their methodologies, either of which could adversely impact our business. Third-party independent rating agencies have not yet developed rating systems that comprehensively and accurately measure the reach of our service. We expect that in the future these rating agencies will begin to publish increasingly reliable information about the reach of our service. However, until then, in order to demonstrate to potential advertisers the reach of our service, we must supplement third-party ratings data with our internal research, which is perceived as less reliable than third-party numbers. If our mobile audience becomes rated, it is not clear whether the measurement technology of the third-party rating agencies will initially integrate with ours or whether their methodology will accurately reflect the value of our service. If such third-party ratings are inaccurate or we receive low ratings, our ability to convince advertisers of the benefits of our service would be adversely affected.

We compete with hundreds of services that stream music to users of the internet and mobile devices.

The streaming music industry is heavily saturated with competitors, many of which offer ad-supported free music listening.  We do not plan for CÜR to have a free, ad-supported product, like many of our competitors. If we decide to integrate a free, ad-supported product into CÜR, CÜR’s capital needs, results of operations, viability and growth prospects may be adversely affected.

Our users will access CÜR through mobile devices, tablets, the internet, automobiles and other platforms.

If the cost of assessing streaming music, including CÜR, through cellular networks proves to be too expensive for consumers potential subscribers or subscribers of CÜR, our capital needs results of operations, viability and growth prospects may be adversely affected.

Many of our subscribers may purchase our service through on-line third party stores.

Google and Apple assess a fee equal to 30% of purchases made within applications on their platforms (Android and iOS). If we are unable to have a significant percentage of our subscribers sign-up and subscribe to CÜR through a web browser or outside of these platforms, our business, financial condition and/or results of operations will be adversely affected. If we are unable to reach agreement with music labels on acceptable terms, where users subscribe through the Android and iOS platforms, our business, financial condition and/or results of operations will be adversely affected.

Further, if Apple, Google, Amazon or other companies change the structure of their online stores, we may not be able to get customers to download our applications.

We may not be able to negotiate economically viable agreements with Publisher Rights Organizations including SESAC, ASCAP, BMI, Sony/ATV, EMI, Universal, among others.

If music publishers effectuate withdraws of all or a portion of their musical works from performing rights organizations for public performances by means of digital transmissions, then we may be forced to enter into direct licensing agreements with these publishers at rates higher than those we currently pay, or we may be unable to reach agreement with these publishers at all, which could adversely affect our business, our ability to attract and retain listeners, financial condition and results of operations.

If we fail to detect click fraud or other invalid clicks on ads, we could lose the confidence of our advertisers, which would cause our business to suffer.

Our business relies on delivering positive results to our advertising customers. We are exposed to the risk of fraudulent and other invalid clicks or conversions that advertisers may perceive as undesirable. A major source of invalid clicks could result from click fraud where a listener intentionally clicks on ads for reasons other than to access the underlying content of the ads. If fraudulent or other malicious activity is perpetrated by others and we are unable to detect and prevent it, or if we choose to manage traffic quality in a way that advertisers find unsatisfactory, the affected advertisers may experience or perceive a reduced return on their investment in our advertising products, which could lead to dissatisfaction with our advertising programs, refusals to pay, refund demands or withdrawal of future business. This could damage our brand and lead to a loss of advertisers and revenue.

Some of our services and technologies may use “open source” software, which may restrict how we use or distribute our service or require that we release the source code of certain services subject to those licenses.

Some of our services and technologies may incorporate software licensed under so-called “open source” licenses, including, but not limited to, the GNU General Public License and the GNU Lesser General Public License. Such open source licenses typically require that source code subject to the license be made available to the public and that any modifications or derivative works to open source software continue to be licensed under open source licenses. Few courts have interpreted open source licenses, and the manner in which these licenses may be interpreted and enforced is therefore subject to some uncertainty. We rely on multiple software programmers to design our proprietary technologies, and we do not exercise complete control over the development efforts of our programmers and we cannot be certain that our programmers have not incorporated open source software into our proprietary products and technologies or that they will not do so in the future. In the event that portions of our proprietary technology are determined to be subject to an open source license, we could be required to publicly release the affected portions of our source code, re-engineer all or a portion of our technologies, or otherwise be limited in the licensing of our technologies, each of which could reduce or eliminate the value of our services and technologies and materially and adversely affect our business, results of operations and prospects.

We are required to indemnify management and its affiliates for their good faith actions. Indemnification may cause any liability they incur to be paid by us.

We are required to indemnify management and its affiliates for any liabilities they incur in connection with business if incurred in good faith, in a manner reasonably believed to be in our best interests, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Management is not liable to the company for any act or omission it may make in good faith and that it believes is in the company’s best interest, except for acts of gross negligence or willful misconduct. Under certain circumstances, management will be entitled to indemnification from the company for losses it or any affiliate, employee, officer, director, or owner incurs in defending actions arising out of their position as or with management.

CÜR may not be successful in distributing its products on the internet or on mobile devices, or using a paid marketing strategy on the internet, on mobile devices, on tablets of offline.

More individuals are utilizing non-Personal Computer (“PC”) devices to access the Internet and our services, and versions of our services developed or optimized for these devices may not gain widespread adoption by users, manufacturers or distributors of such devices or may not work on these devices, based on the broad range of unique technical requirements that may be established for each device by their manufacturers and distributors globally.

We may not be able to acquire the amount of users projected in our financial model.

We may not be able to acquire the number of internet users and/or mobile phone users that is projected in our financial model or achieve the projected market penetration rates.

Government regulation of the internet is evolving, and unfavorable developments could have an adverse effect on our operating results

Any changes in laws or regulations relating to our services could adversely affect our business, results of operations and our business prospects.

If CÜR is not granted “limited subscription” status by the music publishers, our business, financial condition or results of operations will be adversely affected.

We face competition from entities in our industry with substantially more capital, greater name recognition, more employees, greater resources, and longer operating histories than we do.

Significant competition from traditional offline music distribution competitors, from larger media companies like Apple, Google, Amazon and others, and from other online digital music services, as well as online theft or “piracy”, could have a negative impact on our business.

We face many risks associated with our long-term plan to expand our operations outside of the United States, including difficulties obtaining rights to stream music on favorable terms, which could harm our business, operating results and financial condition.

Expanding our operations into international markets is an element of our long-term strategy. However, offering our service outside of the United States involves numerous risks and challenges. If we are unable to expand our business outside the United States as planned, our growth prospects and our ability to generate revenue will be negatively impacted.

Operating internationally requires significant management attention and financial resources. We cannot be certain that the investment and additional resources required in establishing and expanding our international operations will produce desired levels of revenue or profitability. If we invest substantial time and resources to establish and expand our international operations and are unable to do so successfully and in a timely manner, our business and operating results will suffer.

We have no international operations and any future international expansion may expose us to several risks, such as difficulty adapting our solutions for international markets.  As we have limited experience in marketing, selling and supporting our solutions abroad, and any future international expansion of our business will involve a variety of risks, including:

•	localization of our solutions, including translation into foreign languages and adaptation for local practices;

•	unexpected changes in regulatory requirements, taxes, trade laws, tariffs, export quotas, custom duties or other trade restrictions;

•	differing labor regulations where labor laws may be more advantageous to employees as compared to the United States;

•	more stringent regulations relating to data security and the unauthorized use of, or access to, commercial and personal information, particularly in the European Union;

•
reluctance to allow personally identifiable data related to non-U.S. citizens to be stored in databases within the United States, due to concerns over the U.S. government's right to access information in these databases or other concerns;

•	changes in a specific country's or region's political or economic conditions;

•
challenges inherent in efficiently managing an increased number of employees over large geographic distances, including the need to implement appropriate systems, policies, benefits and compliance programs;

•	risks resulting from changes in currency exchange rates;

•	limitations on our ability to reinvest earnings from operations in one country to fund the capital needs of our operations in other countries;

•	different or lesser intellectual property protection; and

•	exposure to liabilities under anti-corruption and anti-money laundering laws, including the U.S. Foreign Corrupt Practices Act and similar laws and regulations in other jurisdictions.

Third Party Risks

We rely on third parties to provide software and related services necessary for the operation of our business.

We incorporate and include third-party software into and with our applications and service offerings and expect to continue to do so. The operation of our applications and service offerings could be impaired if errors occur in the third-party software that we use. It may be more difficult for us to correct any defects in third-party software because the development and maintenance of the software is not within our control. Accordingly, our business could be adversely affected in the event of any errors in this software. There can be no assurance that any third-party licensors will continue to make their software available to us on acceptable terms, to invest the appropriate levels of resources in their software to maintain and enhance its capabilities, or to remain in business. Any impairment in our relationship with these third-party licensors could have a material adverse effect on our business, results of operations, cash flow and financial condition.

We depend upon third party licenses for musical works and the ability to obtain these licenses, a change to or loss of these licenses could increase our operating costs or adversely affect our ability to retain and expand our listener base, and therefore could adversely affect our business.

To secure the rights to stream musical works embodied in sound recordings over the internet, we obtain licenses from or for the benefit of copyright owners and pay royalties to copyright owners or their agents. Those who own copyrights in musical works are vigilant in protecting their rights and seek royalties that are very high in relation to the revenue that can be generated from the public performance of such works. There is no guarantee that the licenses available to us now will continue to be available in the future or that such licenses will be available at the royalty rates associated with the current licenses. If we are unable to secure and maintain rights to stream musical works or if we cannot do so on terms that are acceptable to us, our ability to stream music content to our listeners, and consequently our ability to attract and retain advertisers, will be adversely impacted.

In order to stream musical works embodied in sound recordings over the internet, we must obtain public performance licenses and pay license fees to performing rights organizations: Broadcast Music, Inc., or BMI, SESAC, Inc., or SESAC, and the American Society of Composers, Authors and Publishers, or ASCAP, among others. These organizations represent the rights of songwriters and music publishers, negotiated with copyright users such as us, collect royalties and distribute those royalties to the copyright owners they represent, namely songwriters and music publishers. Performing rights organizations have the right to audit our playlists and royalty payments, and any such audit could result in deputes over whether we have paid the proper royalties. If such a dispute were to occur, we could be required to pay additional royalties and the amounts involved could be material.

We will also have so called mechanical royalties to music publishers for the reproduction and distribution of musical works embodied in transitory copies used to make streams audible to our listeners. If music publishers were to change their position and seek to be paid mechanical royalties by  us, and a final judgment were entered by a court requiring that payment, our royalty obligations could increase significantly and our business and financial interests could be harmed.

Our revenue from song sales depends on third party stores and services.

A portion of our revenue model is dependent on the sale of songs through Amazon, Apple’s iTunes store, Google and/or MediaNet.  If these parties or similar parties were to change their pricing structure by effectively lowering or increasing their prices, our business could be impacted negatively.  Also, if these parties were to not allow us access to sell their products or the ability to access their products in an efficient manner, our business could be negatively impacted.

We plan to rely on third parties to administer our subscriptions and credit card transactions, and we may take such management in-house in the future.

We currently rely on a third party company to manage our subscriber list and customer payments.  If we decide to manage subscriptions and payments transactions in-house we will assume the regulatory and financial risk for such user information and financial transactions.

We generate our created playlists and stations using data from The Echo Nest.

We plan to enter into an agreement with The Echo Nest, a leading music intelligence company, to utilize their music intelligence platform for generating music playlists for CÜR users. Our current agreement with the Echo Nest has expired. If The Echo Nest were to decide to not let us use their data, we may not be able to enable users to create playlist and/or stations.  This would have a negative impact on our business.

We relied on MediaNet for our music catalog

We relied on, and anticipate continuing to rely on, MediaNet for our music catalog. The size of the catalog is dependent on the successful negotiation of music licenses with the major and independent music labels.  We may not be able to obtain licenses from major and independent music labels, which would materially and adversely affect our business results, operations and our business prospects.

We rely on third-party providers for our principal Internet connections and technologies, databases, and network services critical to our properties and services.

We rely extensively on Amazon, Inc. for various hosting services, and other companies for various other internet, database, and network services.  Any errors, failures or disruption in the services provided by these third parties could significantly harm our business, results of operations and our business prospects.

The inability to obtain or the loss of agreements with the makers of mobile devices, renegotiation of such agreements on less favorable terms or other actions these third parties any take could harm our business.

Most of our agreements or future agreements with the makers of mobile operating systems and devices through which our service may be accessed, including Apple, Blackberry, Amazon and Google, among others, are or will be short term or can be cancelled at any time with little or no prior notice or penalty.  The loss of these agreements, or the inability to obtain these agreements or the renegotiation of these agreements on less favorable economic or other terms, could limit the reach of our service and its attractiveness to advertisers, which, in turn, could adversely affect our business, financial condition and results of operations.  Some of these mobile device makers, including Apple, are now, or may in the future become, competitors of ours, and could stop allowing or supporting access to our service through their products for competitive reasons. Furthermore, because devices providing access to our service are not manufactured and sold by us, we cannot guarantee that these companies will ensure that their devices perform reliably, and any faulty connection between these devices and our service may result in consumer dissatisfaction toward us, which could damage our brand.

If we are unable to continue to make our technology compatible with the technologies of third-party distribution partners who make our service available to our listeners through mobile devices, consumer electronic products and automobiles, we may not remain competitive and our business may fail to grow or decline.

In order to deliver music everywhere our listeners want to hear it, we need our service to be compatible with mobile, consumer electronic, automobile and website technologies. Our service is accessible in part through CÜR-developed or third-party developed applications that hardware manufacturers embed in, and distribute through, their devices. Connected devices and their underlying technology are constantly evolving. As internet connectivity of automobiles, mobile devices, and other consumer electronic products expands and as new internet-connected products are introduced, we must constantly adapt our technology. It is difficult to keep pace with the continual release of new devices and technological advances in digital media delivery and predict the problems we may encounter in developing versions of our applications for these new devices and delivery channels, and it may become increasingly challenging to do so in the future. In particular, the technology used for streaming the CÜR service in automobiles remains at an early stage and may not result in a seamless customer experience. If automobile and consumer electronics makers fail to make products that are compatible with our technology or we fail to adapt our technology to evolving requirements, our business and financial results could be harmed.

Furthermore, consumer tastes and preferences can change in rapid and unpredictable ways and consumer acceptance of these products depends on the marketing, technical and other efforts of third-party manufacturers, which is beyond our control. If consumers fail to accept the products of the companies with whom we partner or if we fail to establish relationships with makers of leading consumer products, our business could be adversely affected.

Interruptions or delays in our services or from third-party vendors could adversely affect our brand and disrupt our business

We rely on systems housed in our own facilities and upon third-party vendors, including bandwidth providers and data center facilities located in locations throughout the United States and potentially the world, to enable listeners to receive our content in a dependable, timely, and efficient manner. We have experienced and expect to continue to experience periodic service interruptions and delays involving our own systems and those of our third-party vendors. We do not currently maintain a live fail-over capability that would allow us to switch our streaming operations from one facility to another in the event of a service outage. Both our own facilities and those of our third-party vendors are vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunications failures and similar events. They also are subject to break-ins, sabotage, intentional acts of vandalism, the failure of physical, administrative, and technical security measures, terrorist acts, natural disasters, human error, the financial insolvency of our third-party vendors and other unanticipated problems or events. The occurrence of any of these events could result in interruptions in our service and to unauthorized access to, or alteration of, the content and data contained on our systems and that these third-party vendors store and deliver on our behalf.

Defects or errors in our solutions could harm our reputation, result in significant costs to us, and impair our advertisers' ability to deliver effective advertising campaigns.

The technology underlying our solutions, including our proprietary technology and technology provided by third-parties, may contain material defects or errors that can adversely affect our ability to operate our business and cause significant harm to our reputation. This risk is compounded by the complexity of the technology underlying our solutions and the large amounts of data we utilize. Errors, defects, disruptions in service or other performance problems in our solutions could result in the incomplete or inaccurate delivery of an ad campaign, including serving an ad campaign in an incomplete or inaccurate manner, in an incorrect geographical location or in an environment that is detrimental to the advertiser's brand health. Any such failure, malfunction, or disruption in service could result in damage to our reputation, our advertising clients withholding payment to us or the advertisers making claims or initiating litigation against us, and our giving credits to our advertiser clients toward future advertising spend. As a result, defects or errors in our solutions could harm our reputation, result in significant costs to us, and  impair  our advertisers' ability to deliver effective advertising campaigns.

System failures could significantly disrupt our operations and cause us to lose advertisers or publishers.

Our success depends on the continuing and uninterrupted performance of our solutions, which we utilize to enable our users to stream music, edit playlists, create playlists, receive payments, place ads, monitor the performance of advertising campaigns, manage our advertising inventory, among other things. Our revenue depends on our ability to collect subscription fees and deliver ads. Sustained or repeated system failures that interrupt our ability to, could significantly reduce the attractiveness of our solutions and reduce our revenue. Our systems are vulnerable to damage from a variety of sources, including telecommunications failures, power outages, malicious human acts and natural disasters. In addition, any steps we take to increase the reliability and redundancy of our systems may be expensive and may not be successful in preventing system failures. Any such system failures could significantly disrupt our operations and cause us to lose users, subscribers and advertisers.

We exercise no control over our third-party vendors, which makes us vulnerable to any errors, interruptions, or delays in their operations. Any disruption in the services provided by these vendors could have significant adverse impacts on our business reputation, customer relations and operating results. Upon expiration or termination of any of our agreements with third-party vendors, we may not be able to replace the services provided to us in a timely manner or on terms and conditions, including service levels and cost, that are favorable to us, and a transition from one vendor to another vendor could subject us to operational delays and inefficiencies until the transition is complete.

Our success depends on our subscribers continued access to the internet and wireless devices and the continued reliability and maintenance of the internet and cellular infrastructure.

Because our service is designed primarily to work over the internet and cellular networks, our revenue growth depends on our listeners’ low cost, high-speed access to the internet, as well as the continued maintenance and development of the internet infrastructure, including the wireless internet infrastructure and the cellular network infrastructure. The future delivery of our service will depend on third-party internet service providers and wireless telecommunication companies expanding high-speed internet access and wireless networks, maintaining reliable networks with the necessary speed, data capacity and security, and developing complementary products and services for providing reliable and timely wired and wireless internet access and services. The success of our business depends directly on the continued accessibility, maintenance and improvement of the internet and, in particular, access to the internet through wireless infrastructure, to permit high-quality streaming of music content and provide a convenient and reliable platform for customer interaction. All of these factors are outside of our control.

To the extent that the internet and the wireless internet infrastructure continue to experience an increasing number of listeners, frequency of use and expanding bandwidth requirements, the internet and wireless networks may become congested and unable to support the demands placed on them, and their performance and reliability may decline. In addition, the wireless communications companies that provide our listeners with access to the internet through wireless networks may raise their rates or impose data usage limits, which could cause our listeners to decrease their usage of our service or our listenership to decline. Any future internet or wireless network outages, interruptions, bandwidth constraints, rate increases or data usage limits could adversely affect our ability to provide service to our listeners and advertising customers.

If our security systems are breached, we may face civil liability and public perception of our security measures could be diminished, either of which would negatively affect our ability to attract listeners and advertisers.

Techniques used to gain unauthorized access are constantly evolving, and we may be unable to anticipate or prevent unauthorized access to data pertaining to our listeners, including credit card and debit card information and other personally identifiable information. If an actual or perceived breach of security occurs of our systems or a vendor’s systems, we may face civil liability and public perception of our security measures could be diminished, either of which would negatively affect our ability to attract listeners, which in turn would harm our efforts to attract and retain advertisers. We also would be required to expend significant resources to mitigate the breach of security and to address related matters.

We cannot control the actions of third parties who may have access to the listener data we collect. The integration of the CÜR service with applications provided by third parties represents a significant growth opportunity for us, but we may not be able to control such third parties’ use of listeners’ data, ensure their compliance with the terms of our privacy policies, or prevent unauthorized access to, or use or disclosure of, listener information, any of which could hinder or prevent our efforts with respect to growth opportunity.

Any failure, or perceived failure, by us to maintain the security of data relating to our listeners and employees, to comply with our posted privacy policy, laws and regulations, rules of self-regulatory organizations, industry standards, and contractual provisions to which we may be bound, could result in the loss of confidence in us, or result in actions against us by governmental entities or others, all of which could result in litigation and financial losses, and could potentially cause us to lose listeners, advertisers, revenue, and employees.

Investment Risks

We may be unable to raise enough capital through the PPO to implement our business plan and you could lose all of your investment.

We will be largely dependent on capital raised through the PPO to implement our business plan and support our operations.  If the Maximum Amount is raised, we expect that we will be able maintain operations for a period of approximately10 months.  At the present time, we have not made any arrangements to raise additional cash, other than through the PPO.  We anticipate raising an additional $25 - $40 million prior to the launch of our CÜR product.  We cannot assure you that we will be able to raise the working capital as needed on terms acceptable to us, if at all.  If we are unable to raise capital as needed, we may be required to reduce the scope of our business development activities, which could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you may lose all of your investment.

Potential investors should be aware that the value of an investment in the Company may go down as well as up.  In addition, there can be no certainty that the market value of an investment in the Company will fully reflect its underlying value.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.

Any future issuance of our equity or equity-backed securities may dilute then-current stockholders’ ownership percentages and could also result in a decrease in the fair market value of our equity securities, because our assets would be owned by a larger pool of outstanding equity.  As described above, we may need to raise additional capital through public or private offerings of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.  We may also issue such securities in connection with hiring or retaining employees and consultants (including stock options issued under our 2014 Equity Incentive Plan), as payment to providers of goods and services, in connection with future acquisitions or for other business purposes.  Our Board may at any time authorize the issuance of additional common or preferred stock without common stockholder approval, subject only to the total number of authorized common and preferred shares set forth in our articles of incorporation.  The terms of equity securities issued by us in future transactions may be more favorable to new investors, and may include dividend and/or liquidation preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect.  Also, the future issuance of any such additional shares of common or preferred stock or other securities may create downward pressure on the trading price of the Common Stock.  There can be no assurance that any such future issuances will not be at a price (or exercise prices) below the price at which shares of the Common Stock are then traded.

The ability of our Board to issue additional stock may prevent or make more difficult certain transactions, including a sale or merger of the Company.

We currently have authorized 310,000,000 shares of capital stock consisting of (i) 300,000,000 shares of Common Stock, and (ii) 10,000,000 shares of "blank check" Preferred Stock. As a result, our Board is authorized to issue up to 10,000,000 shares of preferred stock with powers, rights and preferences designated by it. See “Preferred Stock” in the section of this Report titled “Description of Securities.” Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. The ability of the Board to issue such additional shares of Preferred Stock, with rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

We have a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring certain corporate actions and may lead to a sudden change in our stock price.

Our Common Stock ownership is highly concentrated.  Upon consummation of the Contribution, the Split-Off, and the initial closing of the PPO, our President, Chief Executive Officer, interim Chief Financial Officer and Treasurer, Thomas Brophy, beneficially owns 432,633 shares, or approximately 39.5% of our total outstanding Common Stock.  His interests may differ significantly from your interests.  As a result of the concentrated ownership of our stock, a relatively small number of stockholders, acting together, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions.  In addition, because our stock is so thinly traded, the sale by any of our large stockholders of a significant portion of that stockholder’s holdings could cause a sharp decline in the market price of our Common Stock.

Common Stock purchased in the PPO will be subject to transfer restrictions.

The shares of Common Stock issued in the PPO, and the shares of Common Stock issuable upon exercise of the Investor Warrants and Placement Agent Warrants, have not been registered under the Securities Act, or registered or qualified under any state securities laws. The securities were, and are being, sold pursuant to exemptions contained in and under those laws.  Accordingly, these shares of Common Stock will be considered “restricted securities” as defined in Rule 144 under the Securities Act and must, therefore, be held indefinitely unless registered under applicable federal and state securities laws, or an exemption from the registration requirements of those laws is available.  The certificates representing the shares of Common Stock and the Investor Warrants and Placement Agent Warrants contained, and will contain, a legend reflecting their restricted status.  Rule 144 permits the resale, subject to various terms and conditions, of limited amounts of restricted securities.  See “Summary of Terms of the PPO –Rule 144 Limitation” above.

Restrictions on the use of Rule 144 by Shell Companies or Former Shell Companies could affect your ability to resale our shares.

Historically, the SEC has taken the position that Rule 144 under the Securities Act, as amended, is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144.  The SEC has codified and expanded this position in its amendments effective on February 15, 2008 and apply to securities acquired both before and after that date by prohibiting the use of Rule 144 for resale of securities issued by shell companies (other than business transaction related shell companies) or issuers that have been at any time previously a shell company.  The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As such, due to the fact that we were a shell company until the effective time of the Contribution, holders of "restricted securities" within the meaning of Rule 144 will be subject to the conditions set forth herein. Therefore, sales under Rule 144 are prohibited for at least one year from the date this report is filed.

There currently is no public market for our Common Stock. Failure to develop or maintain a trading market could negatively affect the value of our Common Stock and make it difficult or impossible for you to sell your shares.

There is currently no public market for shares of our Common Stock and one may never develop.  We plan for our Common Stock to be quoted on the OTC Markets.  The OTC Markets is a thinly traded market and lacks the liquidity of certain other public markets with which some investors may have more experience.  We may not ever be able to satisfy the listing requirements for our Common Stock to be listed on a national securities exchange, which are often a more widely-traded and liquid market.  Some, but not all, of the factors which may delay or prevent the listing of our Common Stock on a more widely-traded and liquid market include the following:

•	our stockholders’ equity may be insufficient;

•	the market value of our outstanding securities may be too low;

•	our net income from operations may be too low;

•	our Common Stock may not be sufficiently widely held;

•	we may not be able to secure market makers for our Common Stock; and

•	we may fail to meet the rules and requirements mandated by the several exchanges and markets to have our Common Stock listed.

Should we fail to satisfy the initial listing standards of the national exchanges, or our Common Stock is otherwise rejected for listing and remains listed on the OTC Markets or suspended from the OTC Markets, the trading price of our Common Stock could suffer and the trading market for our Common Stock may be less liquid and our Common Stock price may be subject to increased volatility.

Our Common Stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth:

•	the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of Common Stock and cause a decline in the market value of stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities.  If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Our stock may be traded infrequently and in low volumes, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell your shares.

Until our Common Stock is listed on a national securities exchange such as the New York Stock Exchange or the Nasdaq Stock Market, we expect our Common Stock to remain eligible for quotation on the OTC Markets, or on another over-the-counter quotation system, or in the “pink sheets.” In those venues, however, the shares of our Common Stock may trade infrequently and in low volumes, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. An investor may find it difficult to obtain accurate quotations as to the market value of our Common Stock or to sell his or her shares at or near bid prices or at all. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our Common Stock, which may further affect the liquidity of our Common Stock. This would also make it more difficult for us to raise capital.

Because the Company will become public by means of a reverse merger, it may not be able to attract the attention of major brokerage firms.

There may be risks associated with the Company becoming public through a “reverse merger”. Securities analysts of major brokerage firms may not provide coverage of the Company since there is no incentive to brokerage firms to recommend the purchase of its Common Stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on the Company’s behalf.

If securities analysts do not initiate coverage or continue to cover our Common Stock or publish unfavorable research or reports about our business, this may have a negative impact on the market price of our Common Stock.

The trading market for our Common Stock will depend on the research and reports that securities analysts publish about our business and the Company.  It is often more difficult to obtain analyst coverage for companies whose securities are traded on the OTC Markets.  We do not have any control over securities analysts.  There is no guarantee that securities analysts will cover our Common Stock.  If securities analysts do not cover our Common Stock, the lack of research coverage may adversely affect its market price.  If we are covered by securities analysts, and our stock is the subject of an unfavorable report, our stock price and trading volume would likely decline.  If one or more of these analysts ceases to cover the Company or fails to publish regular reports on the Company, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

We do not anticipate paying dividends on our Common Stock, and investors may lose the entire amount of their investment.

To date, cash dividends have not been declared or paid on our Common Stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares of Common Stock, subject to the limitation outlined herein. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

The price of our Common Stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our Common Stock is likely to be highly volatile and could fluctuate in response to factors such as:

•	actual or anticipated variations in our operating results;

•	announcements of developments by us or our competitors;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	adoption of new accounting standards affecting our industry;

•	additions or departures of key personnel;

•	sales of our Common Stock or other securities in the open market;

•	changes in our industry;

•	regulatory and economic developments, including our ability to obtain working capital financing;

•	our ability to execute our business plan; and

•	other events or factors, many of which are beyond our control.

The stock market is subject to significant price and volume fluctuations.  In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against the public company.  Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

Being a public company is expensive and administratively burdensome.

As a public reporting company, we are subject to the information and reporting requirements of the Securities Act, the Exchange Act and other federal securities laws, rules and regulations related thereto, including compliance with the Sarbanes-Oxley Act. Complying with these laws and regulations requires the time and attention of our Board and management, and increases our expenses. Among other things, we are required to:

•
maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

•	maintain policies relating to disclosure controls and procedures;

•	prepare and distribute periodic reports in compliance with our obligations under federal securities laws;

•	institute a more comprehensive compliance function, including with respect to corporate governance; and

•	involve, to a greater degree, our outside legal counsel and accountants in the above activities.

The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders is expensive and much greater than that of a privately-held company, and compliance with these rules and regulations may require us to hire additional financial reporting, internal controls and other finance personnel, and will involve a material increase in regulatory, legal and accounting expenses and the attention of management. There can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all. In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage. These factors could also make it more difficult for us to attract and retain qualified executives and members of our Board, particularly directors willing to serve on an audit committee which we expect to establish.

Any failure to maintain effective internal control over our financial reporting could materially adversely affect us.

Section 404 of the Sarbanes-Oxley Act of 2002 requires us to include in our annual reports on Form 10-K an assessment by management of the effectiveness of our internal control over financial reporting. In addition, at such time, if any, as we are no longer a “smaller reporting company,” our independent registered public accounting firm will have to attest to and report on management’s assessment of the effectiveness of such internal control over financial reporting. While we intend to diligently and thoroughly document, review, test and improve our internal control over financial reporting in order to ensure compliance with Section 404, management may not be able to conclude that our internal control over financial reporting is effective. Furthermore, even if management were to reach such a conclusion, if our independent registered public accounting firm is not satisfied with the adequacy of our internal control over financial reporting, or if the independent auditors interpret the requirements, rules or regulations differently than we do, then they may decline to attest to management’s assessment or may issue a report that is qualified. Any of these events could result in a loss of investor confidence in the reliability of our financial statements, which in turn could negatively affect the price of our Common Stock.

In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management and (if required in future) our independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting, as required by Section 404. Our compliance with Section 404 may require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to retain the services of additional accounting and financial staff or consultants with appropriate public company experience and technical accounting knowledge to satisfy the ongoing requirements of Section 404. We intend to review the effectiveness of our internal controls and procedures and make any changes management determines appropriate, including to achieve compliance with Section 404 by the date on which we are required to so comply.

***

The risks above do not necessarily comprise all of those associated with an investment in the Company. This Report contains forward looking statements that involve unknown risks, uncertainties and other factors that may cause the actual results, financial condition, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Factors that might cause such a difference include, but are not limited to, those set out above.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following management’s discussion and analysis should be read in conjunction with the historical financial statements and the related notes thereto contained in this report. The management’s discussion and analysis contains forward-looking statements, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those under “Risk Factors” in this Report, that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. The Company’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Report.

As the result of the Contribution and the change in business and operations of the Company, a discussion of the past financial results of the Company is not pertinent, and under applicable accounting principles the historical financial results of Raditaz, the accounting acquirer, prior to the Contribution are considered the historical financial results of the Company.

The following discussion highlights Raditaz’s results of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described, and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on Raditaz’s audited and unaudited financial statements contained in this Report, which we have prepared in accordance with United States generally accepted accounting principles. You should read the discussion and analysis together with such financial statements and the related notes thereto.

Basis of Presentation

The audited financial statements of Raditaz for the fiscal years ended December 31, 2012 and 2011, and the unaudited condensed financial statements of Raditaz for the nine months ended September 30, 2013 and 2012, include a summary of our significant accounting policies and should be read in conjunction with the discussion below.  In the opinion of management, all material adjustments necessary to present fairly the results of operations for such periods have been included in these audited financial statements.  All such adjustments are of a normal recurring nature.

Overview

Raditaz, LLC was founded as a Connecticut limitied liability company in February 2008. Activities since inception, through September 30, 2013, were devoted primarily to the development and commercialization of Raditaz, a DMCA compliant internet radio product. Raditaz was launched in early 2012 and the platform was continually developed and improved through November 2013 when its iOS, Android and web products were removed from the market, to allow us to focus on the further development of our product.

The Raditaz music streaming platform and products have been under development since 2010 and have been financed from angel investments in the aggregate amount of approximately $4,858,000, $150,000 of financing from a promissory note from CT Innovations, Inc., a $100,000 promissory note and a $100,000 grant from the State of Connecticut Department of Economic Development.

Since September 30, 2013, we have devoted substantially all of our efforts to product development, raising capital and building our technology infrastructure. As of that date, we did not receive any revenues from our planned principal operations.  Accordingly, we are considered to be a development stage company.

Our Strategy

Raditaz’s CÜR product (“CÜR”) is a new streaming music experience that combines the listening experience of free internet radio products with an on-demand listening experience for listening on web and mobile devices. CÜR will target consumers who are seeking a more comprehensive music streaming service. We believe that the CÜR product will include a hybrid model that includes many features that free, ad-supported internet radio products provide, without interruptive advertising, with a limited on-demand offering and will include a toolset that enables consumers to curate their playlists.

In addition to revenue from subscriptions, our business plan includes a second revenue stream of personalized advertising, which never interrupts a stream but targets a user’s listening habits. The advertising will be in the form of video, display ads, email and text messages. Advertisers may also create and sponsor playlists.

Our business plan further includes a third revenue stream from the sale of music, concert tickets and merchandise through our music streaming service, tailored to each listeners taste based on prior listening trends.

In addition, Raditaz’s business plan includes distributing CÜR’s music streaming service through Apple’s iTunes App Store to iOS devices, Google’s Google Play Store to Android devices and the internet, among other distribution channels and platforms.  At launch we plan to have an iPhone application, Android application and a CÜR website.

We plan to source our music from Musicnet, Inc. d/b/a Medianet Digital, Inc. We use Amazon web services to support certain of the technological needs of the business.

We plan to launch our CÜR music streaming product and platform in late 2014.

Results of Operations

Fiscal period ended September 30, 2013 and 2012

Revenues

We have not generated any material revenues for the nine months ended September 30, 2013 or 2012.

Operating Expenses

Overview

Total operating expenses for the nine months ended September 30, 2013 and 2012 were $743,640 and $847,967, respectively. The decrease in total operating expenses was primarily related to a decrease in content costs related to taking our iPhone and Android applications and our website offline to focus our resources on the development of CÜR and due to a decrease in compensation paid to our President, Chief Executive Officer, interim Chief Financial Officer and Treasurer, Thomas Brophy. General and administrative expenses include wages expenses, facilities and professional fees.

Research and Development Expenses

For the nine months ended September 30, 2013 and 2012, research and development expenses were $687,200 and $717,192, respectively.  Research and development expenses decreased primarily due to a decrease in content costs related to taking our iPhone and Android applications and our website offline to focus our resources on the development of CÜR.

General and Administrative Expenses

For the nine months ended September 30, 2013 and 2012, general and administrative expenses were $52,580 and $114,698, respectively.  General and administrative expenses decreased primarily due to a decrease in compensation paid to our President, Chief Executive Officer, interim Chief Financial Officer and Treasurer, Thomas Brophy. General and administrative expenses include wages expenses, facilities and professional fees.

Fiscal year ended December 31, 2012 and 2011

Revenues

We did not generate any material revenues for the years ended December 31, 2012 and 2011.

Operating Expenses

Overview

Total operating expenses for the years ended December 31, 2012 and 2011 were $1,107,417 and $829,145, respectively. The increase in total operating expenses was primarily related to increase in research and development expenses and an increase in vendor costs attributed to the development of the Raditaz streaming music platform, as well as an increase in personnel costs and other costs associated with the launch of Raditaz’s internet radio streaming music platform.

Research and Development Expenses

Research and development expenses for the years ended December 31, 2012 and 2011 were $948,998 and $667,427, respectively. The increase in research and development expenses and increase in vendor costs can be attributed to the development of the Raditaz streaming music platform, as well as an increase in personnel costs and other costs associated with the launch of Raditaz’s internet radio streaming music platform.

General and Administrative Expenses

For the years ended December 31, 2012 and 2011, general and administrative expenses stayed relatively consistent at $137,472 and $137,112, respectively.  General and administrative expenses include wages expenses, facilities and professional fees.

Financial Condition, Liquidity and Capital Resources

Since our inception, we devoted substantially all of our efforts to product development, raising capital and building our technology infrastructure. We have not, as of the date of this Report, realized any revenues from our planned principal operations. Accordingly, we are considered to be in the development stage.

Cash and Working Capital

Since inception, the Company incurred negative cash flows from operations. As of September 30, 2013, the Company had an accumulated deficit of $5,274,552 and had a working capital deficit of $486,002 as compared to a working capital deficit of $267,247, as of December 31, 2012.

The working capital deficit as of September 30, 2013 includes the short-term portion of our promissory notes in the amount of $174,600, $147,619 of accrued content costs, accrued interest related to our promissory notes, and other accounts payable and accrued liabilities.

Sources of Liquidity

Since inception, we satisfied our operating cash requirements from private placements of membership interests in Raditaz.

In January 2014, warrants to purchase 722,426 Series AAA Preferred Membership Interests were exercised resulting in gross proceeds of $99,695.

In April 2012, Raditaz received subscriptions and funding for the private placement of Series A5 preferred membership interests in the amount of $1,115,432, which was funded to us at various dates between April 2012 and January 9, 2014.

In the first quarter of 2012, Raditaz received subscriptions and funding for the private placement of Series AAAA preferred membership interests in the amount of $322,515.

During 2011, Raditaz received subscriptions for the private placement of Series AAA preferred membership interests in the amount of $1,023,746, which was funded to us at various dates during 2011.

With the proceeds from the initial closing of the PPO, management believes we have sufficient capital to fund our research and development and related general and administrative expenses for at least the next six to twelve months of operations under our current business plan. Management believes we will need to raise additional capital prior to our planned launch of CÜR in the fourth quarter of 2014.

We are contemplating raising an additional $25-$30 million prior to the planned launch of CÜR, to be used for marketing CÜR, content license costs and working capital. This fundraising has not yet begun, and no specific terms have been set. There can be no assurance that financing will be available when required in sufficient amounts, on acceptable terms or at all.

Off-Balance Sheet Arrangements

The Company did not engage in any “off-balance sheet arrangements” (as that term is defined in Item 303(a)(4)(ii) of Regulation S-K) as of September 30, 2013.

Critical Accounting Policies, Estimates, and Judgments

Our financial statements are prepared in accordance with accounting principles that are generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. We continually evaluate our estimates and judgments, our commitments to strategic alliance partners and the timing of the achievement of collaboration milestones. We base our estimates and judgments on historical experience and other factors that we believe to be reasonable under the circumstances. Materially different results can occur as circumstances change and additional information becomes known. Besides the estimates identified above that are considered critical, we make many other accounting estimates in preparing our financial statements and related disclosures. All estimates, whether or not deemed critical, affect reported amounts of assets, liabilities, revenues and expenses, as well as disclosures of contingent assets and liabilities. These estimates and judgments are also based on historical experience and other factors that are believed to be reasonable under the circumstances. Materially different results can occur as circumstances change and additional information becomes known, even for estimates and judgments that are not deemed critical.

Quantitative and Qualitative Disclosures About Market Risk

Not applicable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  In accordance with SEC rules, shares of our Common Stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the applicable table below are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Subject to community property laws, where applicable, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our Common Stock indicated as beneficially owned by them.

Pre-Contribution

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of January 28, 2014, prior to the Contribution, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock (our only classes of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group.  Unless otherwise indicated, the persons named in the table below had sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

Unless otherwise indicated in the following table, the address for each person named in the table is c/o Duane Street Corp., 616 Corporate Way, Valley Cottage, NY 10989, USA.

Title of Class: Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)

Peretz Yehuda Aisenstark(2)	1,100,000	62.6%

Yair Shofel(2)	400,000	22.8%

All directors and officers as a group (2 persons)	1,500,000	85.4%

(1)
Percentages are based upon 1,712,660 shares of our Common Stock issued and outstanding as of January 28, 2014, without giving effect to the Contribution, the Split-Off and the initial closing of the PPO.

(2)	All of these shares were cancelled in connection with the Split-Off.

Post-Contribution

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of January 28, 2014, immediately following the Contribution, but without giving effect to the post-Contribution forward stock split, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock (our only classes of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group.  To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock or Series A Preferred Stock beneficially owned by such person, except to the extent such power may be shared with a spouse.  To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted.  Other than the Contribution, to our knowledge, there is no arrangement, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Unless otherwise indicated in the following table, the address for each person named in the table is c/o Duane Street Corp, 2217 New London Turnpike, South Glastonbury, CT 06073, USA.

Title of Class: Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
5% Stockholders

E. Jeffrey Peierls(2) 73 South Holman Way Golden, CO 80401	157,540	13.8%

Mark Tompkins App 1 Via Guidino 23, Lugano-Paradiso, 6900, SZ	100,852	9.47%

Adrien Ellul(3) 157 Pak Sha Wan, Hebe Haven Yacht Club, New Territory, Sai Kung, HK	54,317	5.0%

Named Executive Officers and Directors

Thomas Brophy(4) President, Chief Executive Officer, interim Chief Financial Officer and Treasurer	432,632	39.5%

John A. Lack(5) Secretary and Chairman of the Board	14,030	1.3%

Robert B. Jamieson(6) Vice Chairman of the Board	14,357	1.3%

All directors and officers as a group (3 persons)(7)	461,019	41.6%

* Less than 1%

(1)
Percentages are based upon 1,065,491 shares of our Common Stock issued and outstanding as of January 28, 2014, after giving effect to the Share Cancellations, the initial closing of the PPO, the Contribution and the Split-Off.

(2)
The shares of Common Stock indicated as beneficially owned by E. Jeffrey Peierls include an aggregate of 78,770 shares of Common Stock and an aggregate of 78,770 shares of Common Stock issuable upon exercise of currently exercisable Investor Warrants held by Brian E. Peierls and E. Jeffrey Peierls, and a series of trusts over which E. Jeffrey Peierls has sole power to vote or direct the vote, and to dispose or direct the disposition.

(3)	Includes 12,120 shares of Common Stock issuable upon exercise of currently exercisable Investor Warrants held by Mr. Ellul.

(4)
Consists of (a) 297,361 shares of Common Stock held by Mr. Brophy, (b) 102,130 shares of Common Stock held by Trust Under Article III of The Thomas E. Brophy 2004 Grantor Retained Annuity Trust Dated 3/2/2004 (the “Brophy Trust”), (c) 22,384 shares underlying vested stock options held by Mr. Brophy, (d) 3,039 shares underlying vested stock options held by the Brophy Trust, and (e) 7,719 restricted stock awards held by the Brophy Trust.  Karen P. Brophy, Mr. Brophy’s wife, is the Trustee of the Brophy Trust and has sole voting and investment power over the shares owned thereby.

(5)
Includes (a) 6,050 shares of Common Stock issuable upon exercise of currently exercisable Investor Warrants held by Mr. Lack, and (b) 1,930 shares underlying vested stock options held by Mr. Lack.  Does not include 30,026 shares of Common Stock underlying stock options that have not yet vested.

(6)
Includes (a) 6,059 shares of Common Stock issuable upon exercise of currently exercisable Investor Warrants held by Mr. Jamieson, and (b) 2,239 shares underlying vested stock options held by Mr. Jamieson.  Does not include 5,789 shares of Common Stock underlying stock options that have not yet vested.

(7)
Includes (a) 12,109 shares of Common Stock issuable upon exercise of currently exercisable Investor Warrants, (b) 29,592 shares underlying vested stock options, and (c) 7,719 restricted stock awards.  Does not include 35,815 shares of Common Stock underlying stock options that have not yet vested.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Below are the names of and certain information regarding the Company’s current executive officers and directors who were appointed effective as of the closing of the Contribution:

Name	Age	Position	Date Named to Board of Directors/as Executive Officer
Thomas Brophy	46	President, Chief Executive Officer, interim Chief Financial Officer, Treasurer and Director	January 28, 2014
John A. Lack	69	Director	January 28, 2014
Robert B. Jamieson	68	Director	January 28, 2014

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified.  Directors are elected by a plurality of the votes cast at the annual meeting of stockholders and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent in writing to the action.

Our Board is authorized to consist of five (5) members, and currently consists of three (3) members, one (1) of whom is independent.  On the Closing Date of the Contribution, Peretz Yehuda Aisenstark and Yair Shofel, our directors before the Contribution, resigned from their positions as directors, and Thomas Brophy, John A. Lack, Robert B. Jamieson (who is deemed to be independent) were appointed to the Board. As soon as practicable, two (2) additional independent directors will be named to the Board.  Executive officers are appointed by the Board and serve at its pleasure.

The principal occupation and business experience during the past five years for our executive officers and directors is as follows:

Thomas Brophy, 46, Founder & CEO, Director.  Mr. Brophy has been involved in Executive roles of start-ups and growth companies since 1994.  Mr. Brophy was the CFO of Interactive Search Holdings (“ISH”) where he helped pioneer the search toolbar industry while building a search toolbar business that propelled the company to be a leader in the industry.  The Company was also the first company to mass distribute smiley emoticons (now emojis on mobile phones).  The search toolbar business is a multi-billion industry today.  ISH was acquired by Ask Jeeves, and subsequently, Ask Jeeves was acquired by Interactive Corp. (IACI). Mr. Brophy started his career at Deloitte & Touche, has been the Chief Financial Officer of several startup and growth companies and had successful exits and has also been the Chief Financial Officer of a public company.  Mr. Brophy is a graduate of the University of Connecticut.

John A. Lack, 69, Chairman, Director. Mr. Lack is best known for creating MTV, the broadcast vehicle now an integral part of global culture. Most recently, Lack was the founding partner and Chief Executive Officer of Firebrand, the first multi-platform network dedicated to commercial culture. Mr. Lack was previously President and CEO of i3 Mobile (NASDAQ: IIIIM) from 2002 – 2003. Prior to that, Mr. Lack was the Managing Director of Stream, Telecom Italia’s digital content and pay television company from 1998-2000. In his two years in Rome, Mr. Lack built STREAM from 50,000 subscribers to over 400,000 subscribers. From 1992-1995, Mr. Lack was the Executive Vice President of Marketing and Programming at ESPN, where he was responsible for all programming, affiliate and advertising sales, research, marketing and the development and launch of  ESPN2, the contemporary sports network targeted to young adults. Mr. Lack graduated from Boston’s University School of Communication. He holds a Master’s degree in broadcast journalism from the Medill School at Northwestern University.

Robert B. Jamieson, 68, Vice Chairman, Director. Mr. Jamieson is a well-known leader in the music industry, respected for his 30 year record of delivering dramatic turnaround results (domestic and global) in the face of tough business and market conditions. In a particularly celebrated industry accomplishment, as Chairman and CEO, RCA Music Group, BMG North America, Mr. Jamieson led the historic, high-profile turnaround of RCA Records. He revived the oldest US record label, taking it from its 20 year industry low position to that of a top competitive player. His impressive turnaround became the subject of a Harvard Business School Case Study, showcasing innovation. Mr. Jamieson was involved in the signings of several music industry superstars including Dave Matthews, Christina Aguilera, Kings of Leon, Foo Fighters, among others.

Other Key Personnel

We have no significant employees other than the officers and directors described above.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

No executive officer or director of ours has been involved in the last ten years in any of the following:

•
Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•
Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or

•
Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compliance with Section 16(a) of the Exchange Act

Our Common Stock is not registered pursuant to Section 12 of the Exchange Act.  Accordingly, our officers, directors and principal shareholders are not subject to the beneficial ownership reporting requirements of Section 16(a) of the Exchange Act.

Code of Ethics

The Company currently has not adopted a written code of ethics. We intend to implement a comprehensive corporate governance program, including adopting a Code of Ethics.

Board Committees

Our Board has three (3) members, Thomas Brophy, John A. Lack and Robert B. Jamieson.  Mr. Lack serves as our Chairman and Mr. Jamieson serves as our Vice Chairman.  Our Board is actively involved in our risk oversight function and collectively undertakes our risk oversight function.  This review of our risk tolerances includes, but is not limited to, financial, legal and operational risks and other risks concerning our reputation and ethical standards.

We are a small, development stage company which has yet to achieve operating revenues.  We believe that our present management structure is appropriate for a company of our size and state of development.

Our Board may designate from among its members an executive committee and one or more other committees.  No such committees presently exist, due to the fact that we presently have only three directors.  Accordingly, we do not have an audit committee or an audit committee financial expert.  We are presently not required to have an audit committee financial expert and do not believe we otherwise need one at this time due to our limited business operations.  Given our size, we do not have a nominating committee or compensation committee, or committees performing similar functions, or a diversity policy.  Our Board monitors and assesses the need for and qualifications of additional directors.  We may adopt a diversity policy in the future in connection with our anticipated growth.  Our entire Board presently serves the functions of an audit committee, nominating committee and compensation committee. We have not implemented procedures by which our security holders may recommend Board nominees to us but expect to do so in the future, when and if we engage in material business operations.

Audit Committee

We have no separate audit committee at this time.  The entire Board oversees our audits and auditing procedures.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the Board be “independent” and, as a result, we are not at this time required to have our Board comprised of a majority of “Independent Directors.”  Nevertheless, our Board has determined that Robert B. Jamieson is “independent” within the definition of independence provided in the Marketplace Rules of The Nasdaq Stock Market. As soon as practicable, two (2) additional independent directors will be named to the Board.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the total compensation paid or accrued by us during the fiscal year ended December 31, 2012 to (i) all individuals that served as our principal executive officer or acted in a similar capacity for us at any time during the fiscal year ended December 31, 2012; (ii) all individuals that served as our principal financial officer or acted in a similar capacity for us at any time during the fiscal year ended December 31, 2012; and (iii) all individuals that served as executive officers of ours at any time during the fiscal year ended December 31, 2012 that received annual compensation during the fiscal year ended December 31, 2011 in excess of $100,000.

Name & Principal Position	Fiscal Year ended	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Peretz Yehuda Aisenstark President, Chief Executive Officer, Chief Financial Officer and Treasurer (1)	2012 2011	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Thomas Brophy President, Chief Executive Officer, interim Chief Financial Officer and Treasurer (2)	2012 2011	70,000 0	0 0	0 25,000	9,691 0	0 0	0 0	0 0	79,691 25,000

(1)	Effective upon the closing of the Contribution on January 28, 2014, Mr. Aisenstark resigned as our President, Chief Executive Officer, interim Chief Financial Officer, Treasurer and Director.

(2)
Reflects compensation received from Raditaz, LLC, which was formed in 2008. On January 28, 2013, Mr. Brophy was appointed as our President, interim Chief Executive Officer, interim Chief Financial Officer, Treasurer.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of the fiscal year ended December 31, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Option (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Peretz Yehuda Aisenstark President, Chief Executive Officer, Chief Financial Officer and Treasurer (1)	0	0	0	0	0	0	0	0	0

(1)	Peretz Yehuda Aisenstark was appointed as our President, Chief Executive Officer, Chief Financial Officer, and Treasurer on November 17, 2011. He resigned all of his positions on January 28, 2014.

In connection with the Contribution, the 2014 Plan was approved by our Board and stockholders.  At the closing of the Contribution, options to purchase an aggregate of 6,500,000 Restricted Common Units of Raditaz were exchanged for an aggregate of (i) 81,176 non-statutory stock options to purchase shares of our Common Stock at an average exercise price of approximately $3.63 per share, and (ii) 19,167 restricted stock awards (of which 13,443 are fully vested at and represent 13,443 issued and outstanding shares of our Common Stock).  In addition, in connection with a Consulting Agreement we entered into with our Chairman, dated January 28, 2014, we granted our Chairman 4-year non-statutory stock options to purchase 24,237 shares of our Common Stock, exercisable, upon vesting, at a price of $16.503906 per share.

Director Compensation

Prior to the Contribution, our directors were not compensated for services on the Board. Following the Contribution, our directors will be entitled to receive compensation in amounts to determined by the Board.

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the fiscal year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Peretz Yehuda Aisenstark(1)	0	0	0	0	0	0	0
Yair Shofel(2)	0	0	0	0	0	0	0

(1)	As of January 28, 2014, Peretz Yehuda Aisenstark resigned as a director of ours.

(2)	As of January 28, 2014, Yair Shofel resigned as a director of ours.

We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans. Similarly, except as otherwise set forth below, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers or any other persons following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of us or a change in a named executive officer’s responsibilities following a change in control.

Except as indicated below, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers listed above.

Employment Agreements

Thomas Brophy Employment Agreement

On January 28, 2014, we entered into an Employment Agreement (the “Employment Agreement”) with Thomas Brophy, pursuant to which he will serve as our President, Chief Executive Officer, interim Chief Financial Officer and Treasurer. The Employment Agreement has an initial term through December 31, 2015, which term shall be automatically extended for successive one-year periods unless terminated by either party on at least three months’ advance written notice.  In consideration for his services, Mr. Brophy will earn an initial annual base annual salary of $250,000 (“Base Salary”), and is entitled to receive a minimum annual bonus in amount of $50,000 (“Annual Bonus”).

In the event of Mr. Brophy’s death or Disability, as such term is defined in the Employment Agreement, we will pay him for any unreimbursed expenses incurred, accrued but unpaid then current Base Salary and Annual Bonus and other accrued but unpaid employee benefits as provided in the Employment Agreement, in each case through the date of termination (the “Accrued Amounts”), for a period of six months following such death or Disability.

If Mr. Brophy’s employment is terminated by us for a reason other than Cause, as such term is defined in the Employment Agreement, or by Mr. Brophy for Good Reason, as such term is defined in the Employment Agreement, and subject to Ms. Brophy's compliance with other terms of the Employment Agreement, then we will pay him (i) the Accrued Amounts, (ii) a lump sum payment equal to eighteen (18) months’ Base Salary, which payment will be made on the 60th day following the date of termination, and (iii) if Mr. Brophy elects to continue his medical coverage under COBRA, we will pay for coverage under COBRA for eighteen (18) months following the date of termination.

If Mr. Brophy voluntarily terminates the Employment Agreement, or we terminate his employment for Cause, than we he shall be entitled to receive the Accrued Amounts.

The Employment Agreement contains customary non-competition, non-solicitation and confidentiality covenants.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, which is filed as Exhibit 10.8 hereto and incorporated herein by reference.

John A. Lack Consulting Agreement

On January 28, 2014, we entered into a Consulting Agreement with John A. Lack, Chairman of our Board (the “Consulting Agreement”), pursuant to which Mr. Lack will provide strategic advisory services to us on an independent contractor basis.  The Consulting Agreement has a term of 12 months.  The services to be provided by Mr. Lack include, but are not limited to, the following:

•	assist with the development and execution of the Company’s brand, marketing and sales strategies;

•	assist with development of the design of the user interface and user experience of Company’s applications, including (amongst others) the Company’s music streaming application;

•	use existing relationships with music companies, including Universal Music Group, Sony Music Entertainment, Warner Music Group (among others) to help negotiate licensing arrangements for the Company;

•	advise on the selection and hire of senior executives for the Company; and

•	assist the Company in its financing activities.

We agreed to pay Mr. Lack at the annual rate of $125,000, payable in equal monthly installments. We also granted him 4-year non-statutory stock options to purchase 24,237 shares of our Common Stock, exercisable, upon vesting, at a price of $16.503906 per share.  Mr. Lack is also entitled to receive 4-year options to purchase up to an additional 24,237 shares of our Common Stock at a purchase price based upon value of our Common Stock on the date of grant, which shall be granted upon the achievement of certain milestones of the Company to be determined by the Board. See “Item 3.02 Unregistered Sales of Equity Securities”).

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Consulting Agreement, which is filed as Exhibit 10.9 hereto and incorporated herein by reference.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

SEC rules require us to disclose any transaction or currently proposed transaction in which the Company is a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000.00 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years.  A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s Common Stock, or an immediate family member of any of those persons.

In addition to the Contribution, the Split-Off, the PPO and the other transactions described elsewhere in this Report:

Tom Brophy Employment Agreement

On January 28, 2014, we entered into the Employment Agreement with Thomas Brophy, pursuant to which he will serve as our President, Chief Executive Officer, interim Chief Financial Officer and Treasurer. The Employment Agreement has an initial term through December 31, 2015, which term shall be automatically extended for successive one-year periods unless terminated by either party on at least three months’ advance written notice.  In consideration for his services, Mr. Brophy will earn an initial annual base annual salary of $250,000, and is entitled to receive a minimum annual bonus in amount of $50,000.

John A. Lack Consulting Agreement

On January 28, 2014, we entered into the Consulting Agreement with John A. Lack, Chairman of our Board, pursuant to which Mr. Lack will provide strategic advisory services to us on an independent contractor basis.  The Consulting Agreement has a term of 12 months.

We agreed to pay Mr. Lack at the annual rate of $125,000, payable in equal monthly installments. We also granted him 4-year non-statutory stock options to purchase 24,237 shares of our Common Stock, exercisable, upon vesting, at a price of $16.503906 per share.  Mr. Lack is also entitled to receive 4-year options to purchase up to an additional 24,237 shares of our Common Stock at a purchase price based upon value of our Common Stock on the date of grant, which shall be granted upon the achievement of certain milestones of the Company to be determined by the Board. The number of options and exercise price will be adjusted as a result of the forward stock split we are effecting. See “Item 3.02 Unregistered Sales of Equity Securities”.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Our Common Stock is currently quoted on the OTC Markets under the symbol “DUSR.” However, no shares of our Common Stock have been traded to date, and there has been no “bid” or “ask” price for our Common Stock.  As of January 31, 2014, we submitted to FINRA a voluntary request for the change of our OTC trading symbol. We will announce our new trading symbol once it is approved by FINRA. Our Common Stock will temporarily remain listed for quotation under the current symbol “DUSR” until the new symbol is assigned by FINRA.

Holders

As of the date of this Report, we have 1,065,491 shares of Common Stock outstanding held by 146 stockholders of record.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.  We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our Board and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board deems relevant.

Securities Authorized for Issuance under Equity Compensation Plans

The Company had no equity compensation plans as of the end of fiscal year 2012 or 2011.

On January 23, 2014, our Board adopted, and on January 28, 2014 our stockholders approved, the 2014 Equity Incentive Plan, which reserves a total of 242,367 shares of our Common Stock for issuance under the 2014 Plan.  If an incentive award granted under the 2014 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2014 Plan.

In addition, the number of shares of our Common Stock subject to the 2014 Plan, any number of shares subject to any numerical limit in the 2014 Plan, and the number of shares and terms of any incentive award are expected to be adjusted in the event of any change in our outstanding our Common Stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Administration

The compensation committee of the Board, or the Board in the absence of such a committee, will administer the 2014 Plan. Subject to the terms of the 2014 Plan, the compensation committee has complete authority and discretion to determine the terms of awards under the 2014 Plan.

Grants

The 2014 Plan authorizes the grant to participants of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code (as amended, the “Code”) and stock appreciation rights, as described below:

•
Options granted under the 2014 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The exercise price for shares of our Common Stock covered by an option cannot be less than the fair market value of our Common Stock on the date of grant unless agreed to otherwise at the time of the grant.

•
Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

•
The compensation committee may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

•
The 2014 Plan authorizes the granting of stock awards. The compensation committee will establish the number of shares of our Common Stock to be awarded and the terms applicable to each award, including performance restrictions.

•
Stock appreciation rights (“SARs”) entitle the participant to receive a distribution in an amount not to exceed the number of shares of our Common Stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of our Common Stock on the date of exercise of the SAR and the market price of a share of our Common Stock on the date of grant of the SAR.

Duration, Amendment, and Termination

The Board has the power to amend, suspend or terminate the 2014 Plan without stockholder approval or ratification at any time or from time to time.  No change may be made that increases the total number of shares of our Common Stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year. Unless sooner terminated, the 2014 Plan would terminate ten years after it is adopted.

In connection with the Contribution, we issued an aggregate of (i) 81,176 non-statutory stock options to purchase shares of our Common Stock at an average exercise price of approximately $3.63 per share, and (ii) 19,167 restricted stock awards (of which 13,443 are fully vested at and represent 13,443 issued and outstanding shares of our Common Stock) under the 2014 Plan.  In addition, in connection with a Consulting Agreement we entered into with our Chairman, dated January 28, 2014, we granted our Chairman 4-year non-statutory stock options to purchase 24,237 shares of our Common Stock, exercisable, upon vesting, at a price of $16.503906 per share.

DESCRIPTION OF SECURITIES

Forward Stock Split

On January 31, 2014, our Board authorized a 16.503906-for-1 forward split of our Common Stock in the form of a dividend, with the result that, at the effective time of the forward stock split, each share of our Common Stock outstanding immediately prior to the stock split will become 16.503906 shares of our Common Stock immediately thereafter. Share and per share numbers in this report relating to our Common Stock have not been adjusted to give effect to this stock spilt, unless otherwise stated. See Item 8.01. “Other Events”, below.

Authorized Capital Stock

We currently have authorized 310,000,000 shares of capital stock, consisting of (i) 300,000,000 shares of Common Stock, and (ii) 10,000,000 shares of “blank check” Preferred Stock.

Common Stock

The holders of shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the Board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of the Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding preferred stock and payment of other claims of creditors.

Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our Board prior to the issuance of any shares thereof.  Preferred Stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board prior to the issuance of any shares thereof.  The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

While we do not currently have any plans for the issuance of Preferred Stock, the issuance of such preferred stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. It is not possible to state the actual effect of the issuance of any shares of Preferred Stock on the rights of holders of the Common Stock until the Board determines the specific rights of the holders of the preferred stock; however, these effects may include:

•	Restricting dividends on the Common Stock;

•	Diluting the voting power of the Common Stock;

•	Impairing the liquidation rights of the Common Stock; or

•	Delaying or preventing a change in control of the Company without further action by the stockholders.

Other than in connection with shares of preferred stock (as explained above), which preferred stock is not currently designated nor contemplated by us, we do not believe that any provision of our charter or Bylaws would delay, defer or prevent a change in control.

Options

In connection with the Contribution, we issued an aggregate of (i) 81,176 non-statutory stock options to purchase shares of our Common Stock at an average exercise price of approximately $3.63 per share, and (ii) 19,167 restricted stock awards (of which 13,443 are fully vested and represent 13,443 issued and outstanding shares of our Common Stock), issued and outstanding under the 2014 Plan. In addition, in connection with a Consulting Agreement we entered into with our Chairman, dated January 28, 2014, we granted our Chairman 4-year non-statutory stock options to purchase 24,237 shares of our Common Stock, exercisable, upon vesting, at a price of $16.503906 per share, under the 2014 Plan.

Warrants

As of the date hereof, the Investor Warrants entitle their holders to purchase 246,913 shares of Common Stock, with a term of five (5) years and an exercise price of $33.007812 per share, and the Broker Warrants entitle their holders to purchase 24,693 shares of Common Stock, with a term of five (5) years and an exercise price of $16.503906 per share.

All of these warrants prohibit (or would prohibit) the holder from effecting the exercise thereof to the extent that as a result of such exercise the holder of the exercised warrant would beneficially own more than 4.99% (or, if such limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of our issued and outstanding shares of Common Stock, as calculated immediately after giving effect to the issuance of shares of Common Stock upon the exercise of the warrant.

The Investor Warrants and Broker Warrants contain “weighted average” anti-dilution and price protection provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events, with certain customary exceptions.

The holders of the Investor Warrants and Broker Warrants have the right to exercise such warrants by means of a cashless exercise, under certain circumstances.

This summary description of the various warrants is qualified in its entirety by reference to the forms of such warrants filed as exhibits to this Report.

Convertible Securities

On February 28, 2012, Raditaz entered into a convertible promissory drawdown note (“CI Note”) with Connecticut Innovations Incorporated (“CT Innovations”) for up to $150,000.  Raditaz received $75,000 on February 28, 2012.  The CI Note bears interest at 12% per annum, is due on February 28, 2014 and includes a provision whereby, after a qualified financing, as defined, CT Innovations may convert the amount outstanding under the CI Note, including principal and accrued interest into equity securities being sold by the Company in the PPO, at a 25% discount to the offering price.  The note includes a provision whereby the lender can, at its sole discretion, demand payment in an amount equal to two times the principal and outstanding and unpaid interest as of the demand date upon the occurrence of a liquidation event or change of control event as defined in the CI Note. Raditaz received an additional $75,000 in connection with the CIO Note on October 26, 2012.

As of the date hereof, other than the options to purchase Common Stock, Investor Warrants and Broker Warrants, and the CI Note described above, the Company does not have any outstanding convertible securities.

Registration Rights

The discussion under Item 2.01, “Completion of Acquisition or Disposition of Assets—The Contribution and Related Transactions—Registration Rights” is incorporated herein by reference.

Transfer Agent

The transfer agent for our Common Stock is Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, FL 32725, and its telephone number is (813) 344-4490.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

We are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware General Corporation Law (“DGCL”) allows us to indemnify our officers and directors from certain liabilities.

Our Amended and Restated Certificate of Incorporation (“Amended Certificate”) states that:

•
To the fullest extent permitted by the DGCL, no director of ours shall be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director; provided; however, that nothing contained in the Amended Certificate will eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to the provisions of Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

•
We will, to the fullest extent permitted by the DGCL, indemnify any person who is or was a director or officer of ours from and against any and all of expenses, judgments, fines and amounts paid in settlement actually or reasonably incurred in connection with the matters referred to in or covered by Section 145 of the DGCL.

•
We will, to the fullest extent permitted by the DGCL, advance all costs and expenses (including, without limitation, attorneys’ fees and expenses) incurred by any director or officer within 20 days of presentation of same to us, with respect to any one or more actions, suits or proceedings, whether civil, criminal, administrative or investigative, arising out of such person’s services or status as a director or officer of ours, so long as we receive from such director or officer an unsecured undertaking to repay such costs and expenses if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

•
The indemnification and right to advancement of expenses provided for in the Amended Certificate will not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any bylaws of ours, agreement, vote of stockholders or disinterested directors or otherwise and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

•
We may, to the extent authorized from time to time by the Board, grant rights to indemnification and to advancement of expenses to any employee or agent of the Corporation up to the extent that the applicable provisions in the Amended Certificate permit the indemnification and advancement of expenses of directors and officers of ours.

•
Any repeal or modification of the applicable provisions in the Amended Certificate will not adversely affect any right to indemnification or to advancement of expenses of any person existing at the time of such repeal or modification with respect to any matters occurring prior to such repeal or modification.

Our Bylaws provide that we will, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware as the same now exists or may hereafter be amended, indemnify any person against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the Company.  A "director" or "officer" of the Company shall mean any person (a) who is or was a director or officer of the Company, (b) who is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation

Pursuant to our Bylaws, we shall be required to indemnify a director or officer in connection with an action, suit, or proceeding (or part thereof) initiated by such director or officer only if the initiation of such action, suit, or proceeding (or part thereof) by the director or officer was authorized by the Board.  We shall pay the expenses (including attorney's fees) incurred by a director or officer of the Company entitled to indemnification hereunder in defending any such action, suit or proceeding in advance of its final disposition; provided, however, that payment of expenses incurred by a director or officer of the Company in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should ultimately be determined that the director of officer is not entitled to be indemnified in connection with such action, suit or proceeding.  These previously described rights shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of our Certificate of Incorporation, or Bylaws, agreement, vote of the stockholders or disinterested directors or otherwise.  In addition, any repeal or modification of the foregoing provisions of our Bylaws shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Other than discussed above, neither our Bylaws nor our Certificate of Incorporation includes any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 3.02.        Unregistered Sales of Equity Securities

The PPO

On January 28, 2014, we closed our PPO of 246,913 Units, for a purchase price of $16.503906 per Unit (before deducting placement agent fees and expenses of the PPO).

The PPO and the issuance of the shares of Common Stock and warrants in connection therewith, including the Investor Warrants and Broker Warrants, were exempt from registration under Section 4(a)(2) of the Securities Act, in reliance upon the exemptions provided by Rule 506 of Regulation D promulgated by the SEC thereunder. The PPO was sold to “accredited investors,” as defined in Regulation D.

Additional information concerning the PPO and the terms of our Common Stock, PPO Warrants and Broker Warrants is presented above under “Description of Securities.”

Shares Issued in Connection with the Contribution

On January 28, 2014, pursuant to the terms of the Contribution Agreement, all of the outstanding membership interests of Raditaz were exchanged for 605,918 shares of our Common Stock.  This transaction was exempt from registration under Section 4(a)(2) of the Securities Act as not involving any public offering.  None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Sales of Unregistered Securities of Raditaz

Since its formation on February 15, 2008, Raditaz sold and issued, in private placement offerings exempt from registration requirements:

•	5,747,640 Common Units, for an aggregate purchase of $311,493;

•	3,101,232 Series A Preferred Units, for an aggregate purchase price of $1,299,263;

•	1,504,648 Series AA Preferred Units, for an aggregate purchase price of $686,068;

•	10,180,910 Series AAA Preferred Units, for an aggregate purchase price of 1,023,746;

•	3,952,260 Series AAAA Preferred Units, for an aggregate purchase price of $322,515; and

•	14,763,195 Series A5 Preferred Units, for an aggregate purchase price $1,115,432.

The proceeds from these sales of unregistered securities have been used to fund the business of Raditaz and its subsidiaries.  At the effective time of the Contribution, all 39,249,885 outstanding Raditaz limited liability company membership interests were exchanged for 605,918 restricted shares of our Common Stock.

On July 10, 2010, Raditaz issued a warrant to purchase 95,000 of its Common Units, exercisable for $0.45 per membership interest and with a term of 7 years. Also, in connection with the sale of Raditaz’s Series AAA Preferred Units in 2010 and 2011, Raditaz issued warrants to purchase an aggregate of 4,729,242 Series AAA Preferred Units at $0.138 per membership interest with a term of 10 years.  Prior to the Contribution, the outstanding warrants to purchase (i) all 95,000 Raditaz Common Units, and (ii)  all 4,729,242 Raditaz Series AAA Preferred Units, were either exercised or cancelled.

On February 28, 2012, Raditaz entered into the CI Note with CT Innovations for up to $150,000.  Raditaz received $75,000 on February 28, 2012.  The CI Note bears interest at 12% per annum, is due on February 28, 2014 and includes a provision whereby, after a qualified financing, as defined, CT Innovations may convert the amount outstanding under the CI Note, including principal and accrued interest into equity securities being sold by the Company, at a 25% discount to the offering price.  The CI Note includes a provision whereby the lender can, at its sole discretion, demand payment in an amount equal to two times the principal and outstanding and unpaid interest as of the demand date upon the occurrence of a liquidation event or change of control event as defined in the CI Note. Raditaz received an additional $75,000 in connection with the CI Note on October 26, 2012.

On June 19, 2012, Raditaz entered into a promissory note (“State of CT Note”) with State of Connecticut Department of Economic and Community Development (“CT DECD”) for up to $100,000.  Raditaz received $100,000 on June 19, 2012.  The State of CT Note bears interest at 2.5% per annum.  Commencing on the thirteenth month following the loan date and continuing on the first day of each month thereafter principal and interest shall be payable in 48 equal, consecutive monthly installments.  The full principal and all accrued interest are due and payable on June 19, 2017.  Raditaz and CT DECD also entered into a security agreement whereby the State of CT Note is secured by all properties, assets and rights of Raditaz.

Each of these issuances was exempt from registration under Section 4(a)(2) of the Securities Act as transactions by an issuer not involving any public offering.  The recipients of securities in each transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions.  None of these securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Item 5.01.        Changes in Control of Registrant.

As a result of the initial closing of the PPO, the Contribution, and the Split-Off, we experienced a change in control, with the former holders of membership interests of Raditaz effectively acquiring control of us.  The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

Item 5.02.        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

Item 5.03.        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 31, 2014, 2013, we filed an Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Delaware Secretary of State (i) changing our name to CÜR Media, Inc., and  (ii) increasing our number of authorized shares to 310,000,000 shares, consisting of (a) 300,000,000 shares of Common Stock, and (iii) 10,000,000 shares of “blank check” Preferred Stock.

Reference is made to the disclosure set forth under Item 5.07 below, which disclosure is incorporated herein by reference.

The Certificate of Amendment is filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 5.06.        Change in Shell Company Status.

Prior to the Contribution, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of the Contribution, we have ceased to be a shell company.  The information contained in this Current Report, together with the information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the SEC, constitute the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

Item 5.07.        Submission of Matters to a Vote of Security Holders.

The disclosure set forth in Item 2.01 and 5.03 to this Current Report is incorporated into this item by reference.

On January 28, 2014, the holders of 100% of shares of our Common Stock approved the Contribution, Split-Off and adoption of the 2014 Plan.

On January 31, the holders of 565,969 shares of our Common Stock (approximately 53.1%) approved the execution and filing of the Certificate of Amendment for our name change and the increase to our number of authorized shares.  The Certificate of Amendment was also authorized by the Company’s Board on January 31, 2014.

It is expected that the Company’s new name will be declared effective by FINRA, for OTC Markets trading purposes, in mid to late February 2014.  The name change will be accompanied by a new trading symbol and the Company will announce that symbol once it is approved by FINRA. The Company’s common stock will temporarily remain listed for quotation on OTC Markets under the current symbol “DUSR” until the new symbol is assigned by FINRA.

Item 8.01.        Other Events.

On January 31, 2013, the Board approved a 16.503906-for-1forward stock split of our Common Stock outstanding in the form of a dividend, with a Record Date of February 11, 2014.

The Payment Date, Ex-Dividend Date and Due Bill Redeemable Date will be announced once FINRA approves the forward split.  This stock split in the form of a dividend will entitle each Common Stock shareholder as of the Record Date to receive 15.503906 additional shares of Common Stock for each one share owned.  Additional shares issued as a result of the stock split will be distributed on the Payment Date.  Shareholders do not need to exchange existing stock certificates and will receive a new certificate reflecting the newly issued shares.

Shareholders who sell their Common Stock before the Ex-Dividend Date are selling away their right to the stock dividend.  Such sale will include an obligation to deliver any shares acquired as a result of the dividend to the buyer of the shares, since the seller will receive an I.O.U. or "due bill" from his or her broker for the additional shares.  The day stockholders can sell their shares without being obligated to deliver the additional dividend shares is the Ex-Dividend Date, the first business day after the stock dividend Payment Date.  As of the Ex-Dividend Date, the Company’s stock will trade on a post-split adjusted basis.

Item 9.01.        Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

In accordance with Item 9.01(a), Contributor’s audited financial statements as of, and for the year ended December 31, 2012, and Contributor’s unaudited condensed financial statements as of, and for the nine months ended September 30, 2013, are included in this Report beginning on Page F-1.

(b)  Pro forma financial information.

In accordance with Item 9.01(b), unaudited pro forma condensed combined financial statements as of, and for the years ended, December 31, 2012 and 2011, and the accompanying notes are included in this Report beginning on Page F-31.

(d)  Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Report, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Report and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit Number	Description

2.1*	Contribution Agreement, dated as of January 28, 2014, by and among the Registrant, Raditaz, and the holders of a majority of Raditaz’s membership interests
3.1	Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Form S-1, File Number 333-183760, filed with the SEC on September 7, 2012)
3.2*	Amended and Restated Certificate of Incorporation of the Registrant
3.3	By-Laws of the Registrant (incorporated by reference from Exhibit 3.2 to the Registrant’s Form S-1, File Number 333-183760, filed with the SEC on September 7, 2012)
4.1*	Form of Investor Warrant of the Registrant
4.2*	Form of Broker Warrant of the Registrant
10.1*
Split-Off Agreement, dated as of January 28, 2014, by and among the Registrant, Peretz Yehudah Aisenstark and Yair Shofel, and Duane Street Split Corp., the Registrant’s wholly owned Delaware subsidiary

10.2*
General Release Agreement, dated as of January 28, 2014, by and among the Registrant, Peretz Yehudah Aisenstark and Yair Shofel, and Duane Street Split Corp., the Registrant’s wholly owned Delaware subsidiary

10.3*	Indemnification Share Escrow Agreement, dated January 28, 2014 by and among the Registrant, Thomas Brophy, and Gottbetter & Partners, LLP, as escrow agent
10.4*	Form of Lock-Up Agreement between the Registrant and the officers, directors and 10% stockholders of the registrant party thereto
10.5*	Form of Securities Purchase Agreement between the Registrant and the investors party thereto
10.6*	Subscription Escrow Agreement, dated as of December 30, 2013, among the Registrant, Gottbetter Capital Markets, LLC and CSC Trust Company of Delaware, as escrow agent
10.7*	Placement Agency Agreement, dated December 30, 2013, between the Registrant and Gottbetter Capital Markets, LLC
10.8*	Form of Registration Rights Agreement, dated January 28, 2014, between the Registrant and the investors party thereto
10.9*†	Employment Agreement, dated January 28, 2014, between the Registrant and Thomas Brophy
10.10*†	Consulting Agreement, dated January 28, 2014, between the Registrant and John A. Lack
10.11*†	The Registrant’s 2014 Equity incentive Plan
10.12*	Form of Side Letter between the registrant and its pre-Contribution stockholders
21.1*	Subsidiaries of Registrant

*	Filed herewith
†	Management contract or compensatory plan or arrangement

CÜR MEDIA, INC.

FINANCIAL STATEMENTS

Pro Forma Financial Statements (Unaudited)

Pro Forma Combined Balance Sheet as of September 30, 2013	F-32

Pro Forma Combined Statements of Operations for the nine months ended September 30, 2013	F-33

Pro Forma Combined Statements of Operations for the years ended December 31, 2012	F-34

Notes to Proforma Condensed Combined Financial Statements	F-35

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Members’ of Raditaz, LLC

We have audited the accompanying balance sheets of Raditaz, LLC (the “Company”) as of December 31, 2012 and 2011, and the related statements of operations, changes in members’ equity (deficiency), and cash flows for each of the two years in the periods ended December 31, 2012 and from February 15, 2008 (inception) to December 31, 2012. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, audits of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012 and 2011, and the results of its operations, members’ deficiency and cash flows for each of the two years in the periods ended December 31, 2012 and from February 15, 2008 (inception) to December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has recurring losses and a working capital deficiency.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ Friedman LLP

East Hanover, New Jersey
January 13, 2014

Raditaz, LLC
(A Development Stage Company)
BALANCE SHEETS

	As of December 31,
	2012	2011
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$-	$14,034
Prepaid Expenses	6,023	31,297
Other Current Assets	6,577	4,181
TOTAL CURRENT ASSETS	12,600	49,512

Property and Equipment, net	3,782	5,748
Intangible and Other Assets	1,917	19,494

TOTAL ASSETS	$18,299	$74,754

LIABILITIES AND MEMBERS’ DEFICIENCY

CURRENT LIABILIITES
Accounts Payable	$211,764	$21,218
Accrued Liabilities and Other Current Liabilities	58,440	112,967
Note Payable, Short-Term	9,643	-
TOTAL CURRENT LIABILITIES	279,847	134,185

Notes Payable, Long-Term	240,357	-

TOTAL LIABILITIES	520,204	134,185

MEMBERS' DEFICIENCY
Series A5 Preferred Membership Interests (2,873,483 and 0 units issued and outstanding at December 31, 2012 and 2011, respectively)	217,106	-
Series AAAA Preferred Membership Interests (3,952,260 and 0 units issued and outstanding at December 31, 2012 and 2011, respectively)	322,515	-
Series AAA Preferred Membership Interests (9,458,485 units issued and outstanding at December 31, 2012 and 2011)	1,023,746	1,023,745
Series AA Preferred Membership Interests (1,504,648 units issued and outstanding at December 31, 2012 and 2011)	686,068	686,068
Series A Preferred Membership Interests (3,101,232 units issued and outstanding at December 31, 2012 and 2011)	1,299,263	1,299,263
Common Membership Interests (5,747,640 and 8,747,640 units issued and outstanding at December 31, 2012 and 2011, respectively)	311,493	311,493
Additional Paid-In-Capital	151,956	116,232
Deficit Accumulated During the Development Stage	(4,514,052)	(3,496,232)
TOTAL MEMBERS' DEFICIENCY	(501,905)	(59,431)

TOTAL LIABILITIES AND MEMBERS' DEFICIENCY	$18,299	$74,754

See accompanying notes to financial statements.

Raditaz, LLC
(A Development Stage Company)
STATEMENTS OF OPERATIONS

	Years Ended December 31,		Period from February 15, 2008 (Inception) to December 31,
	2012	2011	2012

REVENUES	$8	$3,763	$28,592

OPERATING EXPENSES
Research and Development	948,998	667,427	3,157,955
General and administrative	137,472	137,112	720,865
Impairment of Goodwill	-	-	634,799
Depreciation and amortization	20,947	24,606	120,338

TOTAL OPERATING EXPENSES	1,107,417	$829,145	4,633,957

OTHER INCOME (EXPENSE)
Interest Expense	(10,695)	(6,590)	(17,285)
Interest Income	284	239	8,598
Other Income	100,000	-	100,000

TOTAL OTHER INCOME (EXPENSE)	89,589	(6,351)	91,313

NET LOSS	$(1,017,820)	$(831,733)	$(4,514,052)

See accompanying notes to financial statements.

Raditaz, LLC
(A Development Stage Company)
STATEMENTS OF CHANGES IN MEMBERS' EQUITY (DEFICIENCY) Period From February 15, 2008 (Inception) to December 31, 2012

	Members'	Members'
	Interests	Deficit	Total

Balance, February 15, 2008	$-	$-	$-

Issuance of Series A Preferred Membership Interests	100,000	-	100,000
Net Loss	-	(17,487)	(17,487)
Balance, December 31, 2008	100,000	(17,487)	82,513

Issuance of Common Membership Interests	667		667
Issuance of Series A Preferred Membership Interests	959,970	-	959,970
Issuance of Series AA Preferred Membership Interests	535,000	-	535,000
Unit-Based Compensation Expense	27,816	-	27,816
Net Loss	-	(998,930)	(998,930)
Balance, December 31, 2009	1,623,453	(1,016,417)	607,036

Issuance of Common Membership Interests	279,437	-	279,437
Issuance of Common Membership Warrant	11,389	-	11,389
Issuance of Series A Preferred Membership Interests	239,293	-	239,293
Issuance of Series AA Preferred Membership Interests	151,068	-	151,068
Issuance of Series AAA Preferred Membership Interests	94,118	-	94,118
Issuance of Series AAA Preferred Warrants	233,046	-	233,046
Unit-Based Compensation Expense	51,679	-	51,679
Net Loss	-	(1,648,082)	(1,648,082)
Balance, December 31, 2010	2,683,483	(2,664,499)	18,984

Issuance of Series AAA Preferred Membership Interests	107,674	-	107,674
Issuance of Series AAA Preferred Warrants	303,386	-	303,386
Conversion of Demand Note into Series AAA Preferred Membership Interests	285,521	-	285,521
Unit-Based Compensation Expense	56,737	-	56,737
Net Loss	-	(831,733)	(831,733)
Balance, December 31, 2011	3,436,801	(3,496,232)	(59,431)

Issuance of Series AAAA Preferred Membership Interests	322,515	-	322,515
Issuance of Series A5 Preferred Membership Interests	217,106	-	217,106
Unit-Based Compensation Expense	35,725	-	35,725
Net Loss	-	(1,017,820)	(1,017,820)

Balance, December 31, 2012	$4,012,147	$(4,514,052)	$(501,905)

Raditaz, LLC
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

	Years Ended December 31,		Period from February 15, 2008 (Inception) to December 31,
	2012	2011	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(1,017,820)	$(831,733)	$(4,514,052)
Adjustments to reconcile net loss to net cash provided by operating activities
Impairment of Goodwill	-	-	634,799
Depreciation and amortization	20,947	24,606	120,338
Non-cash unit compensation expense	35,725	56,737	184,011
Changes in assets and liabilities
Prepaid Expenses	25,274	(17,600)	(6,023)
Other Current Assets	(2,397)	2,157	(3,577)
Accounts Payable	190,546	1,148	211,764
Accrued Liabilities and Other Current Liabilities	(54,527)	76,618	58,440
Net cash provided by (used in) operating activities	(802,252)	(688,067)	(3,314,300)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of intangible assets	-	-	(87,890)
Security Deposit	-	-	(3,000)
Purchases of property and equipment	(1,403)	(2,000)	(38,147)
Net cash provided by (used in) investing activities	(1,403)	(2,000)	(129,037)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	250,000	-	250,000
Proceeds from issuance of preferred units	539,621	411,060	2,907,816
Proceeds from issuance of demand note	-	285,521	285,521
Net cash provided by financing activities	789,621	696,581	3,443,337

NET INCREASE (DECREASE) IN CASH	(14,034)	6,514	(0)

CASH, BEGINNING OF PERIOD	14,034	7,520	-

CASH, END OF YEAR	$(0)	$14,034	$(0)

SUPPLEMENTAL CASH FLOW DISCLOSURES
Conversion of demand note into Series AAA
Preferred Membership Interests	-	$285,521	$285,521
Issuance of Common and Series A and AA
Membership Interests for SonicSwap, Inc.
Acquisition	-	-	$634,799

See accompanying notes to financial statements.

Raditaz, LLC
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

Note 1 – Organization and Nature of Planned Business

Raditaz, LLC (the “Company”) was formed in Connecticut on February 15, 2008.  The Company was formed to develop a playlist sharing platform for the internet and mobile devices.  The Company has since transitioned into a music streaming service and is developing CÜR, a hybrid internet radio and on-demand music streaming service.

Note 2 – Going Concern Uncertainty

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of the liabilities in the normal course of business and does not include any adjustments that might result from uncertainty about the Company’s ability to continue as a going concern.

The Company incurred a net loss of $1,017,820 and $831,733 in the years ending December 31, 2012 and 2011, respectively. As of December 31, 2012, the Company has a working capital deficit of approximately $270,000.  These matters raise reasonable doubt about the ability of the Company to continue as a going concern.

The Company is planning to complete a reverse merger with a public shell company and completing a private equity offering prior to December 31, 2013 whereby the Company will raise a minimum of $4 million and a maximum of $8 million, including a $1 million over-allotment, if available, all prior to the deduction of expenses related to the transaction.  The new capital will be used to fund ongoing operations of the successor company.  The Company will also require additional capital prior to launching the CÜR music streaming applications.

Management believes that it will be successful in completing the reverse merger and in obtaining sufficient financing to execute its operating plan.  However, no assurances can be provided that the Company will secure additional financing or achieve and sustain a profitable level of operations.  To the extent that the Company is unsuccessful in its plans, the Company may find it necessary to contemplate the sale of its assets and curtail operations.

Note 3 - Summary of Significant Accounting Policies

Development Stage

The Company is considered to be a development stage company, as defined by Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 915-10, in that the Company is devoting substantially all of its efforts to establishing a new business where planned principal operations have commenced, but no significant revenues have been derived from these operations.

In addition, the Company’s developed technology may not be ready for commercialization until late 2014, if at all.  The Company expects to continue to incur losses through commercialization and beyond as it anticipates significant expenditures on development, marketing and licensing content from music companies, while it attempts to grow the number of users subscribing to its service. The Company cannot predict when, if ever, it will become profitable.

Raditaz, LLC
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

Basis of Presentation

The financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP"). In the opinion of the Company's management, the financial statements include all adjustments, which include only normal recurring adjustments, necessary for the fair presentation of the Company's financial position for the periods presented.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Research and Development Costs

All research and development costs, including costs to develop software used in the Company’s applications, which do not meet the criteria for capitalization, are expensed when incurred.  FASB ASC Topic 730 requires companies involved in research and development activities to capitalize non-refundable advance payments for such services pursuant to contractual arrangements because the right to receive those services represents an economic benefit.  Such capitalized advances will be expensed when the services occur and the economic benefit is realized. There were no capitalized research and development services at December 31, 2012.

Property and equipment

Property and equipment is recorded at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets as follows:

Servers, computers and other related equipment	3 years

Office furniture and equipment	3-5 years

Leasehold improvements	Shorter of the estimated useful life of 5 years or the lease term

Property and equipment is reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by a comparison of the carrying amounts to the future undiscounted cash flows the assets are expected to generate. If property and equipment are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset exceeds its fair market value.

Raditaz, LLC
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

Recently Issued Accounting Standards

There have been no recent accounting pronouncements or changes in accounting pronouncements during the year ended December 31, 2012, that are of material significance, or have potential material significance to the Company.

Income Taxes

The Company has elected under the Internal Revenue Code and similar provision of the Connecticut income tax law, to be a Limited Liability Company. Under those provisions, the Company does not pay corporate income taxes on its taxable income (other than income taxes computed on excess net passive income). Instead, the shareholders are liable for individual federal and state income taxes on their proportionate share of the Company’s taxable income or loss.

Unit-Based Compensation

Unit-based payments made to employees, including grants of restricted common units, are recognized in the statements of operations based on their estimated fair values. The Company recognizes unit-based compensation for awards granted that are expected to vest, on a straight-line basis using the single-option attribution method over the service period of the award, which is generally four years. The Company generally estimates the fair value of employee unit options using the Black-Scholes valuation model. The determination of the fair value of a unit-based award is affected by the deemed fair value of the underlying unit price on the grant date, as well as other assumptions including the risk-free interest rate, the estimated volatility of the Company's unit price over the term of the award, the estimated period of time that the Company expects employees to hold their unit options and the expected dividend rate.

Unit-based payments made to non-employees, including grants of restricted common units, are recognized in the statements of operations based on their estimated fair values. The fair value of these options will be remeasured on each vesting date and as of each reporting date until the options vest. The remeasured fair value will be recognized as compensation expense over the remaining vesting term of the options.

Uncertain Tax Positions

The Company applies the provisions of FASB ASC 740-10, Accounting for Uncertain Tax Positions, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The standard also provides guidance on de-recognition, classification, interest and penalties, and accounting in interim periods, disclosure and transitions.

The Company has concluded that there are no significant uncertain tax positions requiring recognition in the accompanying financial statements. The tax period that is subject to examination by major tax jurisdictions is from February 15, 2008 (inception) through December 31, 2012, for which the tax returns have been filed.

In the event the Company was to receive an assessment for interest and/or penalties, it will be classified in the financial statements as selling, general and administrative expense when assessed.

Raditaz, LLC
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

Fair Value of Financial Instruments

Generally accepted accounting principles require disclosing the fair value of financial instruments to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet.  The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

In assessing the fair value of financial instruments, the Company uses a variety of methods and assumptions, which are based on estimates of market conditions and risks existing at the time.  For certain instruments, including cash and cash equivalents, accounts payable, and accrued expenses, it was estimated that the carrying amount approximated fair value because of the short maturities of these instruments.  All debt is based on current rates at which the Company could borrow funds with similar remaining maturities and approximates fair value.

GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use on unobservable inputs by requiring that the most observable inputs be used when available.  Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company.  Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.  The hierarchy is described below:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data is available.  The fair value hierarchy gives the lowest priority to Level 3 inputs.

Note 4 – Risks and Uncertainties:

The Company operates in an industry that is subject to rapid technological change and intense competition. The Company’s operations are subject to significant risk and uncertainties including financial, operational, technological, content licensing, regulatory and other risks including the potential for business failure.

Note 5 - Property and Equipment

Property and equipment consisted of the following:

	As of December 31,
	2012	2011

Servers, computers and other related equipment	$22,634	$21,231
Office furniture	5,374	5,374
Leasehold Improvements	10,139	10,139
Total property and equipment	38,147	36,743

Less accumulated depreciation	34,365	30,995

Total Property and Equipment	$3,782	$5,748

Depreciation expenses totaled $3,369 and $7,028 for the years ended December 31, 2012 and 2011, respectively. No impairments of property and equipment occurred or were recognized during the fiscal years ended December 31, 2012 and 2011.

Raditaz, LLC
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

Note 6 - Debt Instruments

During 2011, the Company issued a demand note to Tom Brophy, Founder & CEO, for $285,521 (the “Demand Note”). The Demand Note had an interest rate of 15% per annum and was convertible into Series AAA Preferred Membership Interests of the Company or into a security senior to Series AAA Preferred Membership Interests of the Company, if one existed, at any time at the option of the borrower, at a conversion price equivalent to 50% of the purchase price of such security. The Demand Note was converted in full into Series AAA Prferred Membership Interests on December 31, 2011.

On February 28, 2012, the Company entered into a convertible promissory drawdown note (“CI Note”) with Connecticut Innovations Incorporated (“CT Innovations”) for up to $150,000. The Company received $75,000 on February 28, 2012. The CI Note bears interest at 12% per annum, is due on February 28, 2014 and includes a provision whereby, after a qualified financing, as defined, CT Innovations may convert the amount outstanding under the CI Note, including principal and accrued interest into equity securities being sold by the Company, at a 25% discount to the offering price. No such qualified financing has occurred as of December 31, 2012. The note includes a provision whereby the lender can, at its sole discretion, demand payment in an amount equal to two times the principal and outstanding and unpaid interest as of the demand date upon the occurrence of a liquidation event or change of control event as defined in the CI Note. The Company received an additional $75,000 in connection with the CI Note on October 26, 2012. As of December 31, 2012, the Company had $150,000 in principal recorded as Note Payable in the long-term liability section of the Company’s balance sheet. The CI Note is secured by a first priority security interest on all assets of the Company.

On June 19, 2012, the Company entered into a promissory note (“State of CT Note”) with State of Connecticut Department of Economic and Community Development (“CT DECD”) for up to $100,000. The Company received $100,000 on June 19, 2012. The State of CT Note bears interest at 2.5% per annum. Commencing on the thirteenth month following the loan date and continuing on the first day of each month thereafter principal and interest shall be payable in 48 equal, consecutive monthly installments. The full principal and all accrued interest are due and payable on June 19, 2017. The Company also received a grant of $100,000 (“DECD Grant”) from CT DECD. The DECD Grant was recorded as other income for the year ended December 31, 2012. The Company and CT DECD also entered into a security agreement whereby the State of CT Note is secured by all properties, assets and rights of the Company. As of December 31, 2012, the Company had $90,357 and $9,643, in principal recorded as Note Payable in the long-term and short-term liability sections of the Company’s balance sheet, respectively.

Note 7 – Related Party Transactions:

The Company’s Chief Executive Officer paid personally certain expenses of the Company totaling $10,421 at December 31, 2012 and $2,947 at December 31, 2011, which is reported as other current liabilities.

Note 8 – Common and Preferred Membership Interests’ Warrants

As of December 31, 2012 and 2011, the Company had warrants outstanding to purchase 4,729,242 Series AAA Preferred Membership Interests at $.138 per membership interest (the “Series AAA Warrants”) with a term of 10 years. The Series AAA Warrants were issued in connection with the Company’s Series AAA Preferred Membership Interests’ capital raise in 2010 and 2011, with one warrant issued for every two units of Series AAA Preferred Membership Interests issued. The Company's preferred membership interest warrants were categorized as Level 3 within the fair value hierarchy because the fair value was estimated using the Black Scholes valuation model, which included the estimated fair value of the underlying preferred membership interests at the valuation measurement date, the remaining contractual term of the warrant, risk-free interest rates, and expected dividends on, and expected volatility of the price of the underlying preferred membership interests. These assumptions are inherently subjective and involve significant management judgment. Series AAA Preferred Membership Interest Warrant activity during the years ended December 31, 2012 and 2011 was as follows:

Raditaz, LLC
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

	Preferred Membership Interest Warrants Outstanding
	Warrants Outstanding	Weighted-Average Exercise Price
Warrants Outstanding as of December 31, 2010	1,944,136	$0.14
Granted	2,785,106	0.14
Cancelled/Forfeited	-	-
Exercised	-	-
Warrants Outstanding as of December 31, 2011	4,729,242	0.14
Granted	-	-
Cancelled/Forfeited	-	-
Exercised	-	-
Warrants Outstanding as of December 31, 2012	4,729,242	$0.14

The per-share fair value of each Series AAA Preferred Membership Interest Warrant was determined on the date of grant using the Black-Scholes pricing model using the following weighted average assumptions:

Year Ended December 31, 2011
Exercise price	$0.14
Expected life (years)	10
Risk-free interest rate	2.21%
Expected volatility	75.00%
Expected dividend yield	0%

On July 10, 2010, the Company issued a warrant for 95,000 of the Company’s Common Membership Interests (the “Common Warrant”), exercisable for $.45 per membership interest and with a term of 7 years. The Common Warrant is categorized as Level 3 within the fair value hierarchy because the fair value was estimated using the Black Scholes valuation model, which included the estimated fair value of the underlying common membership interests at the valuation measurement date, the remaining contractual term of the warrant, risk-free interest rates, and expected dividends on, and expected volatility of the price of the underlying common membership interests. These assumptions are inherently subjective and involve significant management judgment.

Raditaz, LLC
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

Note 9 – Preferred Membership Interests

During 2012, the Company raised $539,621 by issuing 2,873,485 Series A5 Preferred Membership Interests at a price per Series A5 Preferred Membership Interest of $.07555 and 3,952,260 Series AAAA Preferred Membership Interests at a price per Series AAAA Preferred Membership Interest of $.0816.

During 2011, the Company raised $411,061 by issuing 2,969,610 Series AAA Preferred Membership Interests at a price per Series AAA Preferred Membership Interest of $.13842 and issued 4,125,360 Series AAA Preferred Membership Interests at a price per Series AAAA Preferred Membership Interest of $.06920 in connection with the conversion of the Demand Note (see note 6).

The Series A5 Preferred Membership Interests ranks senior with respect to liquidation preference to the common membership interests and all previously issued Series of Preferred Membership Interests (Series AAAA, Series AAA, Series AA and Series A). The Preferred Membership Interests do not accrue dividends and, therefore, no dividends have been declared on the Preferred Membership Interests. In the event of any voluntary or involuntary liquidation, capital transaction, dissolution or winding-up of our affairs or similar event, all distributions shall be distributed to the Holders as follows:

(i)	First, to fund the reserves for liabilities not then due and owing and for contingent liabilities to the extent deemed reasonable by the manager of the Company;

(ii)	Second, to all members, ratably, for payment of income taxes on allocated income;

(iii)
To holders of Series A5 Preferred Units, Series AAAA Preferred Units, Series AAA Preferred Units, Series AA Preferred Units, Series A Preferred Units and to holders of Common Units, ratably.  In the event that the proceeds received by each of the Series (A5, AAAA, AAA, AA, A) Preferred Units is not greater than their total capital contribution less cash received to date, then:

(a)           To the holders of Series A5 Preferred Units until they receive their entire capital contribution; then

(b)           To the holders of Series AAAA Preferred Units until they receive their entire capital contribution; then

(c)           To the holders of Preferred AAA Units until they receive their entire capital contribution; then

(d)           To the holders of Preferred AA Units until they receive their entire capital contribution; then

(e)           To the holders of Preferred A Units until they receive their entire capital contribution; then

(f)           To the holders of Common Units in an amount up to their pro-rata ownership percentage in the Company; then

(z)           To the holders of Series A5 Preferred Units, Series AAAA Preferred Units, Series AAA Preferred Units, Series AA Preferred Units, Series A Preferred Units and to holders of Common Units, ratably.

Raditaz, LLC
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

Note 10 – Common Membership Interests

Each common unit has the right to one vote per share. The holders of common units are also entitled to receive dividends as and when declared by the board of directors of the Company, whenever funds are legally available. These rights are subordinate to the dividend rights of holders of preferred membership interests outstanding at the time.

Note 11 - Unit-based Compensation Plans and Awards

Unit Compensation Plans

In November 2008, the board of directors of the Company adopted the 2008 Restricted Units Plan, as amended (the "2008 Plan"). The 2008 Plan provides for the issuance of restricted common units (“options”). Common Membership Interests (“Common Units”) reserved for issuance under the 2008 Plan as of December 31, 2012 and 2011 were 6,500,000 and 3,000,000 million, respectively.

Under the 2008 Plan, the Company determines various terms and conditions of awards including option expiration dates (no more than ten years from the date of grant), vesting terms (generally over a four-year period), exercise price, and payment terms.

Certain of the Company’s options grants include a right to repurchase a terminated individual’s options at a repurchase price equal to the lower of the exercise price or the fair value of the restricted common units at the termination date, during the 18 months following the termination of an individual's service with the Company, for any reason.  During the years ended December 31, 2012 and 2011, the Company repurchased 127,385 and 91,583, respectively. No consideration was provided for the repurchases in either year as the fair value of the restricted common units at the termination date was estimated to be zero.

Options

Option activity during the years ended December 31, 2012 and 2011 was as follows:

	Options Outstanding
	Options Authorized	Outstanding Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term

Balance as of December 31, 2010	2,000,000	1,822,963	$0.07	6.0
Additional options authorized	1,000,000
Granted		1,705,015	$0.00
Cancelled/Forfeited		(594,782)	$0.32
Repurchased		(91,583)	$0.21
Balance as of December 31, 2011	3,000,000	2,841,614	$0.04	6.2
Additional options authorized	3,500,000
Granted		3,600,000	$0.01
Cancelled/Forfeited		(160,000)	$0.01
Repurchased		(127,385)	$0.02
Balance as of December 31, 2012	6,500,000	6,154,228	$0.03	6.3

Raditaz, LLC
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

Summary information regarding the options outstanding and exercisable at December 31, 2012 is as follows:

	Outstanding			Exercisable
Range of Exercise Prices	Number Outstanding (in shares)	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable (in shares)	Weighted Average Exercise Price
$.00	1,259,082	8.68	-	702,896	-
$.01 – $.15	4,405,522	9.29	0.01	1,207,425	0.02
$.16 – $.30	260,918	6.43	0.02	201,314	0.22
$.31 – $.45	228,706	7.01	0.45	169,029	0.45
	6,154,228			2,280,664

Valuation of Awards

Under ASC 718, the weighted average grant date fair value of options granted was $0.01 for options granted in 2012 and 2011. The per-share fair value of each unit option was determined on the date of grant using the Black-Scholes model using the following weighted average assumptions:

	Year Ended December 31,
	2012	2011
Exercise Price	$0.01	$0.01
Expected life (years)	6.25	6.69
Risk-free interest rate	0.75%	1.23%
Expected volatility	75.25%	64.19%
Expected dividend yield	0%	0%

The expected life of options granted represents the weighted average period that the options are expected to remain outstanding. The Company determined the expected life assumption based on the Company's historical exercise behavior combined with estimates of the post-vesting holding period. Expected volatility is based on historical volatility of peer companies in the Company's industry that have similar vesting and contractual terms. The risk free interest rate is based on the implied yield currently available on U.S. Treasury issues with terms approximately equal to the expected life of the option. The Company currently has no history or expectation of paying cash dividends on its common membership interests.

Raditaz, LLC
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

Options to Non-Employees

The per-share fair value of options granted to non-employees is determined on the date of grant using the Black-Scholes option pricing model with the same assumptions as those used for employee awards with the exception of expected term. The expected term for non-employee awards is the contractual term of 10 years.

As of December 31, 2012 and 2011, respectively, a total of 873,975 and 648,975 options, respectively, issued to non-employees were outstanding and 440,015 and 277,771, respectively, were vested.

During the years ended December 31, 2012 and 2011, the Company recorded $15,628 and $15,290, respectively, in unit-based compensation expenses related to option grants made to non-employees. As of December 31, 2012, total compensation cost related to unit options granted to non-employees but not yet recognized, was $11,081 which the Company expects to recognize over a weighted-average period of 1.6 years. The fair value of these options will be re-measured each reporting date until the options vest. The re-measured fair value will be recognized as compensation expense over the remaining vesting term of the options.

Unit-based Compensation Expense

As of December 31, 2012, total compensation cost related to unit options granted, but not yet recognized, was $78,278 which the Company expects to recognize over a weighted-average period of approximately 2.7 years. Unit-based compensation expenses related to all employee and non-employee unit-based awards for the years ended December 31, 2012 and 2011 was as follows:

	For the Years Ended December 31,
	2012	2011
Unit-based compensation expenses
Research and Development	$17,325	$25,872
General and Administrative	18,399	10,864

Total unit-based compensation	$35,724	$36,736

Additionally, the Company issued 2,000,000 common membership units to the CEO as compensation during 2011 which was valued at $0.01 per share or $20,000.

Note 12 – Claim Settlement

On April 12, 2011 a claim was made and a lawsuit was filed by a former employee of the Company that the Company owed the individual compensation in the amount of $80,000 as a result of the former employee’s termination.  The claim and the lawsuit were settled in February of 2012 for $75,000 whereby the plaintiff released the Company from any and all liability. The Company recorded a liability of $75,000 for this claim in its balance sheet as of December 31, 2011.

Raditaz, LLC
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

Note 13 – Subsequent Events:

The Company’s management has evaluated the effects of events occurring subsequent to December 31, 2012 and through the date these financial statements were available to be issued, and has determined that no events have occurred that would require adjustment to, or disclosure in, the accompanying financial statements, except as described below.

Preferred Membership Interests:

Through a private placement, the Company issued 11,889,712 Series A5 Preferred Membership Interests at $.0756 per unit on various dates throughout 2013, resulting in gross proceeds of $898,326.

Raditaz, LLC
(A Development Stage Company)
CONDENSED BALANCE SHEETS
(unaudited)

	September 30,	December 31,
	2013	2012
ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$-	$-
Prepaid Expenses	7,301	6,023
Other Current Assets	3,000	6,577
TOTAL CURRENT ASSETS	10,301	12,600

Property and Equipment, net	4,420	3,782
Intangibles and Other Assets	-	1,917

TOTAL ASSETS	$14,721	$18,299

LIABILITIES AND MEMBERS' DEFICIENCY

CURRENT LIABILITIES
Accounts Payable	$192,959	$211,764
Accrued Liabilities and Other Current Liabilities	128,744	58,440
Note Payable, Short-Term	174,600	9,643
TOTAL CURRENT LIABILITIES	496,303	279,847

Notes Payable, Long-Term	69,300	240,357
TOTAL LIABILITIES	565,603	520,204

MEMBERS' DEFICIENCY
Series A5 Preferred Membership Interests (14,763,195 and 2,873,483 units issued and outstanding at September 30, 2013 and December 31, 2012, respectively)	889,406	217,106
Series AAAA Preferred Membership Interests (3,952,260 units issued and outstanding at September 30, 2013 and December 31, 2012)	322,515	322,515
Series AAA Preferred Membership Interests (9,458,485 units issued and outstanding at September 30, 2013 and December 31, 2012)	1,023,746	1,023,746
Series AA Preferred Membership Interests (1,504,648 units issued and outstanding at September 30, 2013 and December 31, 2012)	686,068	686,068
Series A Preferred Membership Interests (3,101,232 units issued and outstanding at September 30, 2013 and December 31, 2012)	1,299,263	1,299,263
Common Membership Interests (5,747,640 units issued and outstanding at September 30, 2013 and December 31, 2012)	311,493	311,493
Additional Paid-In-Capital	191,179	151,956
Members' Deficit	(5,274,552)	(4,514,052)
TOTAL MEMBERS' DEFICIENCY	(550,882)	(501,905)

TOTAL LIABILITIES AND MEMBERS' DEFICIENCY	$14,721	$18,299

See accompanying notes to financial statements.

Raditaz, LLC
(A Development Stage Company)
CONDENSED STATEMENTS OF OPERATIONS (unaudited)

	For the Nine Months Ended September 30,		Period from February 15, 2008 (Inception) to September 30,
	2013	2012	2013

REVENUES	$-	$8	$28,592

EXPENSES
Research and Development	687,200	717,192	3,845,155
General and administrative	52,580	114,698	773,445
Impairment of Goodwill			634,799
Depreciation and amortization	3,860	16,077	124,198

TOTAL EXPENSES	743,640	847,967	5,377,597

OTHER INCOME (EXPENSE)
Interest Expense	(16,874)	$(6,096)	(34,159)
Interest Income	14	275	8,612
Other Income	-	100,000	100,000

TOTAL OTHER INCOME (EXPENSE)	(16,860)	94,179	74,453

NET LOSS	$(760,500)	$(753,780)	$(5,274,552)

See accompanying notes to financial statements.

Raditaz, LLC
(A Development Stage Company)
CONDENSED STATEMENTS OF CASH FLOWS
(unaudited)

	For the Nine Months Ended September 30,		Period from February 15, 2008 (Inception) to September 30,
	2013	2012	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(760,500)	$(753,780)	$(5,274,552)
Adjustments to reconcile net loss to net cash provided by operating activities
Impairment of Goodwill	-	-	634,799
Depreciation and amortization	3,860	16,077	124,198
Non-cash unit compensation expense	39,223	24,532	223,234
Changes in assets and liabilities
Prepaid Expenses	(1,278)	22,338	(7,301)
Other Current Assets	3,577	(1,073)	-
Accounts Payable	(18,805)	180,032	192,959
Accrued Liabilities and Other Current Liabilities	70,304	(56,520)	128,744
Net cash provided by (used in) operating activities	(663,619)	(568,394)	(3,977,919)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of intangible assets	-	-	(87,890)
Security Deposit	-	-	(3,000)
Purchases of property and equipment	(2,581)	-	(40,728)
Net cash provided by (used in) investing activities	(2,581)		(131,618)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	-	175,000	250,000
Repayment of notes payable	(6,100)	-	(6,100)
Proceeds from issuance of common units	-	-	-
Proceeds from issuance of demand note	-	-	285,521
Proceeds from issuance of preferred units	672,300	379,360	3,580,116
Net cash provided by financing activities	666,200	554,360	4,109,537

NET INCREASE IN CASH	-	(14,034)	-

CASH, BEGINNING OF PERIOD	-	14,034	-

CASH, END OF PERIOD	$-	$-	$-

SUPPLEMENTAL CASH FLOW DISCLOSURES
Conversion of demand note into Series AAA
Preferred Membership Interests	-	-	$285,521
Issuance of Common and Series A and AA
Membership Interests for SonicSwap, Inc.
Acquisition	-	-	$634,799

See accompanying notes to financial statements.

Raditaz, LLC
(A Development Stage Company)
Notes to Condensed Financial Statements

Note 1 – Organization and Nature of Planned Business

Raditaz, LLC (the “Company”) was formed in Connecticut on February 15, 2008.  The Company was formed to develop a playlist sharing platform for the internet and mobile devices.  The Company has since transitioned into a music streaming service and is developing CÜR, a hybrid internet radio and on-demand music streaming service.

Note 2 – Going Concern Uncertainty

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of the liabilities in the normal course of business and does not include any adjustments that might result from uncertainty about the Company’s ability to continue as a going concern.

The Company incurred a net loss of $760,500 during the nine months ended September 30, 2013. As of September 30, 2013, the Company has a working capital deficit of approximately $486,002.  These matters raise reasonable doubt about the ability of the Company to continue as a going concern.

On January 28, 2014, the members of Raditaz, contributed their Raditaz membership interests (the “Contribution”) to Duane Street Corp. in exchange for 605,918 pre-split shares of Duane Street Corp.’s common stock, which resulted in Raditaz being a wholly owned subsidiary of Duane Street Corp.  Each membership interest of Raditaz, LLC, at the time of the merger was automatically converted into shares of Duane Street Corp. common stock, with the result that the 39,249,885 membership interests outstanding immediately prior to the merger was converted into 605,918 shares of common stock outstanding immediately thereafter.

As a result of the Contribution, Duane Street Corp. discontinued its pre-contribution business and acquired the business of the Company and will continue the existing business operations of the Company as a publicly-traded Company.

Concurrently with the closing of the Contribution and in contemplation of the Contribution, the Company held a closing of its private placement offering (the “PPO”) of 246,913 shares of its common stock, at a price of $16.50 per share, for gross proceeds (before deducting commissions and expenses of the PPO) of $4,075,036. Each unit purchased included one share of common stock and a five-year warrant (the “PPO Warrants”) to purchase one share of common stock at $33.00 per share.  The PPO Warrants have weighted average anti-dilution and price protection, and a cashless exercise provision, which are subject to customary exceptions. The closing of the PPO and the closing of the Contribution were conditioned upon each other.

With the proceeds from the private placements, management believes we have sufficient capital to fund our research and development and related general and administrative expenses for at least the next six to twelve months of operations under our current business plan. Management plans on raising an additional $25-$30 million prior to the planned launch of CÜR, to be used for marketing CÜR, content license costs and working capital. This fundraising has not yet begun, and no specific terms have been set. There can be no assurance that financing will be available when required in sufficient amounts, on acceptable terms or at all.

To the extent that the Company is unsuccessful in its plans, the Company may find it necessary to contemplate the sale of its assets and curtail operations.

Raditaz, LLC
(A Development Stage Company)
Notes to Condensed Financial Statements

Note 4 - Summary of Significant Accounting Policies

Development Stage

The Company is considered to be a development stage company, as defined by Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 915-10, in that the Company is devoting substantially all of its efforts to establishing a new business where planned principal operations have commenced, but no significant revenues have been derived from these operations.

In addition, the Company’s developed technology may not be ready for commercialization until late 2014, if at all.  The Company expects to continue to incur losses through commercialization and beyond as it anticipates significant expenditures on development, marketing and licensing content from music companies, while it attempts to grow the number of users subscribing to its service. The Company cannot predict when, if ever, it will become profitable.

Basis of Presentation

The accompanying unaudited condensed financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America for the interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Results for the nine month period ended September 30, 2013 are not necessarily indicative of the results that may be expected for the year ending December 31, 2013.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Research and Development Costs

All research and development costs, including costs to develop software used in the Company’s applications, which do not meet the criteria for capitalization, are expensed when incurred.  FASB ASC Topic 730 requires companies involved in research and development activities to capitalize non-refundable advance payments for such services pursuant to contractual arrangements because the right to receive those services represents an economic benefit.  Such capitalized advances will be expensed when the services occur and the economic benefit is realized. There were no capitalized research and development services at September 30, 2013.

Raditaz, LLC
(A Development Stage Company)
Notes to Condensed Financial Statements

Property and equipment

Property and equipment is recorded at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets as follows:

Servers, computers and other related equipment	3 years

Office furniture and equipment	3-5 years

Leasehold improvements	Shorter of the estimated useful life of 5 years or the lease term

Property and equipment is reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by a comparison of the carrying amounts to the future undiscounted cash flows the assets are expected to generate. If property and equipment are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset exceeds its fair market value.

Income Taxes

The Company has elected under the Internal Revenue Code and similar provision of the Connecticut income tax law, to be a Limited Liability Company. Under those provisions, the Company does not pay corporate income taxes on its taxable income (other than income taxes computed on excess net passive income). Instead, the shareholders are liable for individual federal and state income taxes on their proportionate share of the Company’s taxable income or loss.

Unit-Based Compensation

Unit-based payments made to employees, including grants of restricted common units, are recognized in the statements of operations based on their estimated fair values. The Company recognizes unit-based compensation for awards granted that are expected to vest, on a straight-line basis using the single-option attribution method over the service period of the award, which is generally four years. The Company generally estimates the fair value of employee unit options using the Black-Scholes valuation model. The determination of the fair value of a unit-based award is affected by the deemed fair value of the underlying unit price on the grant date, as well as other assumptions including the risk-free interest rate, the estimated volatility of the Company's unit price over the term of the award, the estimated period of time that the Company expects employees to hold their unit options and the expected dividend rate.

Unit-based payments made to non-employees, including grants of restricted common units, are recognized in the statements of operations based on their estimated fair values. The fair value of these options will be remeasured on each vesting date and as of each reporting date until the options vest. The remeasured fair value will be recognized as compensation expense over the remaining vesting term of the options.

Raditaz, LLC
(A Development Stage Company)
Notes to Condensed Financial Statements

Uncertain Tax Positions

The Company applies the provisions of FASB ASC 740-10, Accounting for Uncertain Tax Positions, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The standard also provides guidance on de-recognition, classification, interest and penalties, and accounting in interim periods, disclosure and transitions.

The Company has concluded that there are no significant uncertain tax positions requiring recognition in the accompanying financial statements.  The tax period that is subject to examination by major tax jurisdictions is from February 15, 2008 (inception) through December 31, 2012, for which the tax returns have been filed.

In the event the Company was to receive an assessment for interest and/or penalties, it will be classified in the financial statements as selling, general and administrative expense when assessed.

Fair Value of Financial Instruments

Generally accepted accounting principles require disclosing the fair value of financial instruments to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet.  The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

In assessing the fair value of financial instruments, the Company uses a variety of methods and assumptions, which are based on estimates of market conditions and risks existing at the time.  For certain instruments, including cash and cash equivalents, accounts payable, and accrued expenses, it was estimated that the carrying amount approximated fair value because of the short maturities of these instruments.  All debt is based on current rates at which the Company could borrow funds with similar remaining maturities and approximates fair value.

GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use on unobservable inputs by requiring that the most observable inputs be used when available.  Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company.  Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.  The hierarchy is described below:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities.  The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data is available.  The fair value hierarchy gives the lowest priority to Level 3 inputs.

Raditaz, LLC
(A Development Stage Company)
Notes to Condensed Financial Statements

Note 4 – Risks and Uncertainties:

The Company operates in an industry that is subject to rapid technological change and intense competition.  The Company’s operations are subject to significant risk and uncertainties including financial, operational, technological, content licensing, regulatory and other risks including the potential for business failure.

Note 5 - Property and Equipment

Property and equipment consisted of the following:

	As of
	September 30, 2013	December 31, 2012

Servers, computers and other related equipment	$25,214	$22,634
Office furniture	5,374	5,374
Leasehold Improvements	10,139	10,139
Total property and equipment	40,727	38,147

Less accumulated depreciation	36,307	34,365

Total Property and Equipment	$4,420	$3,782

Depreciation and amortization expenses totaled $1,943 and $2,893 for the nine-months ended September 30, 2013 and 2012, respectively. No impairments of property and equipment occurred or were recognized during the nine-months ended September 30, 2013 and 2012.

Note 6 - Debt Instruments

On February 28, 2012, the Company entered into a convertible promissory drawdown note (“CI Note”) with Connecticut Innovations Incorporated (“CT Innovations”) for up to $150,000.  The Company received $75,000 on February 28, 2012.  The CI Note bears interest at 12% per annum, is due on February 28, 2014 and includes a provision whereby, after a qualified financing, as defined, CT Innovations may convert the amount outstanding under the CI Note, including principal and accrued interest into equity securities being sold by the Company, at a 25% discount to the offering price. No such qualified financing occurred as of September 30, 2013.  The note includes a provision whereby the lender can, at its sole discretion, demand payment in an amount equal to two times the principal and outstanding and unpaid interest as of the demand date upon the occurrence of a liquidation event or change of control event as defined in the CI Note. The Company received an additional $75,000 in connection with the CIO Note on October 26, 2012. The Company has $150,000 in principal recorded as Note Payable in the short-term liability section of the Company’s balance sheet as of September 30, 2013 and $24,299 of accrued interest payable as of September 30, 2013 in connection with the CI Note. The CI Note is secured by a first priority security interest on all assets of the Company.

Raditaz, LLC
(A Development Stage Company)
Notes to Condensed Financial Statements

On June 19, 2012, the Company entered into a promissory note (“State of CT Note”) with State of Connecticut Department of Economic and Community Development (“CT DECD”) for up to $100,000.  The Company received $100,000 on June 19, 2012.  The State of CT Note bears interest at 2.5% per annum.  Commencing on the thirteenth month following the loan date and continuing on the first day of each month thereafter principal and interest shall be payable in 48 equal, consecutive monthly installments.  The full principal and all accrued interest are due and payable on June 19, 2017. The Company also received a grant of $100,000 (“DECD Grant”) from CT DECD. The DECD Grant is recorded as other income in the nine months ended September 30, 2012. The Company and CT DECD also entered into a security agreement whereby the State of CT Note is secured by all properties, assets and rights of the Company. As of September 30, 2013, the Company had $24,600 and $69,300 in principal recorded as Note Payable in the short-term and long-term liability sections of the Company’s balance sheet, respectively.

Note 7 – Related Party Transactions:

The Company’s Chief Executive Officer paid personally certain expenses of the Company totaling $44,281 at September 30, 2013, which is included in accounts payable and other current liabilities. The Company has also deferred salaries for several employees totaling $51,333 at September 30, 2013, which is included in accounts payable and other current liabilities.

Note 8 – Common and Preferred Membership Interests’ Warrants

As of September 30, 2013 and December 31, 2012, the Company had warrants outstanding to purchase 4,729,242 Series AAA Preferred Membership Interests at $.138 per membership interest (the “Series AAA Warrants”) with a term of 10 years. The Series AAA Warrants were issued in connection with the Company’s Series AAA Preferred Membership Interests’ capital raise in 2010 and 2011, with one warrant issued for every two units of Series AAA Preferred Membership Interests issued. The Company's preferred membership interest warrants were categorized as Level 3 within the fair value hierarchy because the fair value was estimated using the Black Scholes valuation model, which included the estimated fair value of the underlying preferred membership interests at the valuation measurement date, the remaining contractual term of the warrant, risk-free interest rates, and expected dividends on, and expected volatility of the price of the underlying preferred membership interests. These assumptions are inherently subjective and involve significant management judgment.

During 2010, the Company also issued a warrant for 95,000 of the Company’s Common Membership Interests (the “Common Warrant”), exercisable for $.45 per membership interest and with a term of 7 years. The Common Warrant is categorized as Level 3 within the fair value hierarchy because the fair value was estimated using the Black Scholes valuation model, which included the estimated fair value of the underlying preferred membership interests at the valuation measurement date, the remaining contractual term of the warrant, risk-free interest rates, and expected dividends on, and expected volatility of the price of the underlying preferred membership interests. These assumptions are inherently subjective and involve significant management judgment.

Note 9 – Preferred Membership Interests

During the nine months ended September 30, 2013, the Company raised $672,300 by issuing 8,898,161 Series A5 Preferred Membership Interests at a price per Series A5 Preferred Membership Interests of $.07555.

Raditaz, LLC
(A Development Stage Company)
Notes to Condensed Financial Statements

The Series A5 Preferred Membership Interests ranks senior with respect to liquidation preference to the common membership interests and all previously issued Series of Preferred Membership Interests (Series AAAA, Series AAA, Series AA and Series A). The Preferred Membership Interests do not accrue dividends and, therefore, no dividends have been declared on the Preferred Membership Interests. In the event of any voluntary or involuntary liquidation, capital transaction, dissolution or winding-up of our affairs or similar event, all distributions shall be distributed to the Holders as follows:

(i)	First, to fund the reserves for liabilities not then due and owing and for contingent liabilities to the extent deemed reasonable by the manager of the Company;

(ii)	Second, to all members, ratably, for payment of income taxes on allocated income;

(iii)
To holders of Series A5 Preferred Units, Series AAAA Preferred Units, Series AAA Preferred Units, Series AA Preferred Units, Series A Preferred Units and to holders of Common Units, ratably.  In the event that the proceeds received by each of the Series (A5, AAAA, AAA, AA, A) Preferred Units is not greater than their total capital contribution less cash received to date, then:

(a)           To the holders of Series A5 Preferred Units until they receive their entire capital contribution; then

(b)           To the holders of Series AAAA Preferred Units until they receive their entire capital contribution; then

(c)           To the holders of Preferred AAA Units until they receive their entire capital contribution; then

(d)           To the holders of Preferred AA Units until they receive their entire capital contribution; then

(e)           To the holders of Preferred A Units until they receive their entire capital contribution; then

(f)           To the holders of Common Units in an amount up to their pro-rata ownership percentage in the Company; then

(z)           To the holders of Series A5 Preferred Units, Series AAAA Preferred Units, Series AAA Preferred Units, Series AA Preferred Units, Series A Preferred Units and to holders of Common Units, ratably.

Note 10 - Unit-based Compensation Plans and Awards

Unit Compensation Plans

In November 2008, the board of directors of the Company adopted the 2008 Restricted Units Plan, as amended (the "2008 Plan"). The 2008 Plan provides for the issuance of restricted common units (“options”). Common Membership Interests (“Common Units”) reserved for issuance under the 2008 Plan as of September 30, 2013 and December 31, 2012 were 6,500,000.

Raditaz, LLC
(A Development Stage Company)
Notes to Condensed Financial Statements

Under the 2008 Plan, the Manager of the Company determines various terms and conditions of awards including option expiration dates (no more than ten years from the date of grant), vesting terms (generally over a four-year period), exercise price, and payment terms.

Certain of the Company's options grants provide the right to exercise those options before they are vested. Certain of The Company’s options grants include a right to repurchase a terminated individual’s options at a repurchase price equal to the lower of the exercise price or the fair value of the restricted common units at the termination date, during the 18 months following the termination of an individual's service with the Company, for any reason.  During the nine months ended September 30, 2013, the Company repurchased 40,000.

Valuation of Awards

The per-share fair value of each option was determined on the date of grant using the Black-Scholes model using the following assumptions:

Nine Months Ended September 30, 2013
Exercise Price	$0.03
Expected life (years)	6.00
Risk-free interest rate	0.94%
Expected volatility	72.16%
Expected dividend yield	0%

The expected life of options granted represents the weighted average period that the options are expected to remain outstanding. The Company determined the expected life assumption based on the Company's historical exercise behavior combined with estimates of the post-vesting holding period. Expected volatility is based on historical volatility of peer companies in the Company's industry that have similar vesting and contractual terms. The risk free interest rate is based on the implied yield currently available on U.S. Treasury issues with terms approximately equal to the expected life of the option. The Company currently has no history or expectation of paying cash dividends on its common membership interests.

Options

Option activity during the period ended September 30, 2013 was as follows:

	Options Outstanding
	Options Authorized	Outstanding Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term

Balance at December 31, 2012	6,500,000	6,154,228	$0.07	6.0
Additional units authorized
Granted		450,000	$0.01
Cancelled/Forfeited			$0.01
Repurchased		(40,000)	$0.02
Balance at September 30, 2013	6,500,000	6,564,228	$0.03	6.3
Exercisable at September 30, 2013		3,153,290	$0.03

Raditaz, LLC
(A Development Stage Company)
Notes to Condensed Financial Statements

Options to Non-Employees. The per-share fair value of options granted to non-employees is determined on the date of grant using the Black-Scholes option pricing model with the same assumptions as those used for employee awards with the exception of expected term. The expected term for non-employee awards is the contractual term of 10 years. As of September 30, 2013, a total of 873,975 options for non-employees were outstanding and 549,224 were vested.

During the periods ended September 30, 2013 and 2012, the Company recorded $8,063 and $11,535, respectively, in unit-based compensation expenses related to option grants made to non-employees. As of September 30, 2013, total compensation cost related to unit options granted to non-employees but not yet recognized, was $3,018 which the Company expects to recognize over a weighted-average period of 1.6 years. The fair value of these options will be remeasured on each reporting date until the options vest. The remeasured fair value will be recognized as compensation expense over the remaining vesting term of the options.

Unit-based Compensation Expenses

The weighted-average fair value of option grants made during the periods ended September 30, 2013 was $0.17 per unit. As of September 30, 2013, total compensation cost related to unit options granted, but not yet recognized, was $356,829 which the Company expects to recognize over a weighted-average period of approximately 2.6 years.

Unit-based compensation expenses related to all employee and non-employee unit-based awards for periods ended September 30, 2013 and 2012 was as follows:

	For the Period Ended September 30,
	2013	2012
Unit-based compensation expenses
Research and Development	$22,533	$13,026
General and Administrative	16,690	11,507

Total unit-based compensation, recorded in costs and expenses	$39,223	$24,533

Note 11 – Subsequent Events:

The Company’s management has evaluated the effects of events occurring subsequent to September 30, 2013 and through the date these financial statements were available to be issued, and has determined that no events have occurred that would require adjustment to, or disclosure in, the accompanying financial statements, except as described below.

Preferred Membership Interests:

Through a private placement, the Company issued 2,991,551 Series A5 Preferred Membership Interests at $.0756 per unit on various dates subsequent to quarter end, resulting in gross proceeds of $226,026.

Raditaz, LLC
(A Development Stage Company)
Notes to Condensed Financial Statements

Preferred and Common Membership Warrants:

Warrants to purchase 722,426 Series AAA Preferred Membership Interests were exercised on January 17, 2014 for proceeds of $99,695. Prior to the Contribution of Raditaz membership interests discussed below, the remaining warrants exercisable into Series AAA Preferred Membership Interests for 4,006,816 underlying shares and warrants exercisable into Common Membership Interests for 95,000 underlying shares were cancelled.

Contribution of Raditaz Membership Interests

On January 28, 2014, the members of Raditaz, contributed their Raditaz membership interests (the “Contribution”) to Duane Street Corp. in exchange for 605,918 pre-split shares of Duane Street Corp.’s common stock, which resulted in Raditaz being a wholly owned subsidiary of Duane Street Corp.  Each membership interest of Raditaz, LLC, at the time of the merger was automatically converted into shares of Duane Street Corp. common stock, with the result that the 39,249,885 membership interests outstanding immediately prior to the merger was converted into 605,918 shares of common stock outstanding immediately thereafter.

As a result of the Contribution, Duane Street Corp. discontinued its pre-contribution business and acquired the business of the Company and will continue the existing business operations of the Company as a publicly-traded Company.

Upon closing of the Contribution, our Board adopted, and Duane Street Corp.’s stockholders approved, the 2014 Equity Incentive Plan (the “2014 Plan”), which provides for the issuance of incentive awards of up to 242,367 shares of Common Stock to officers, key employees, consultants and directors; provided, however, that, we may not grant awards under the 2014 EIP for more than 24,237 shares of Common Stock to Thomas Brophy, our President, Chief Executive Officer, interim Chief Financial Officer and Treasurer, during the first year following the closing of the Contribution.  At the closing of the Contribution, options to purchase an aggregate of 6,500,000 Restricted Common Units of Raditaz were exchanged for options to purchase an aggregate of (i) 81,176 non-statutory stock options and (ii) 19,167 pre-split restricted stock awards (of which 13,443 shall be fully vested at the time of issuance and represent 13,443 issued and outstanding shares of the Company’s Common Stock).

Concurrently with the closing of the Contribution and in contemplation of the Contribution, the Company held a closing of its private placement offering (the “PPO”) of 246,913 shares of its common stock, at a price of $16.50 per share, for gross proceeds (before deducting commissions and expenses of the PPO) of $4,075,036. Each unit purchased included one share of common stock and a five-year warrant (the “PPO Warrants”) to purchase one share of common stock at $33.00 per share.  The PPO Warrants have weighted average anti-dilution and price protection, and a cashless exercise provision, which are subject to customary exceptions. The closing of the PPO and the closing of the Contribution were conditioned upon each other.

The PPO was conducted on a “best efforts” basis.  Duane Street Corp. agreed to pay the placement agent in the offering, EDI Financial, Inc., a registered broker-dealer, a cash commission of 10% of the gross funds raised from investors in the PPO.  In addition, the placement agent received warrants exercisable for a period of ten (10) years to purchase a number of shares of Common Stock equal to 10% of the number of shares of common stock sold to investors introduced by it, with a per share exercise price of $1.00 The Company was also required to reimburse the placement agent $25,000 for legal expenses incurred in connection with the PPO.

As a result of the foregoing, the placement agent was paid an aggregate commission of $407,504 and was issued Agent Warrants to purchase 24,693 shares of the Company’s common stock. The net proceeds received from the PPO was $3,256,782 after deducting estimated placement agent commissions and other offering expenses.

Raditaz, LLC
(A Development Stage Company)
Notes to Condensed Financial Statements

Thomas Brophy Employment Agreement

On January 28, 2014, the Company entered into an Employment Agreement (the “Employment Agreement”) with Thomas Brophy, pursuant to which he will serve as our President, Chief Executive Officer, interim Chief Financial Officer and Treasurer. The Employment Agreement has an initial term through December 31, 2015, which term shall be automatically extended for successive one-year periods unless terminated by either party on at least three months’ advance written notice.  In consideration for his services, Mr. Brophy will earn an initial annual base annual salary of $250,000 (“Base Salary”), and is entitled to receive a minimum annual bonus in amount of $50,000 (“Annual Bonus”).

In the event of Mr. Brophy’s death or Disability, as such term is defined in the Employment Agreement, we will pay him for any unreimbursed expenses incurred, accrued but unpaid then current Base Salary and Annual Bonus and other accrued but unpaid employee benefits as provided in the Employment Agreement, in each case through the date of termination (the “Accrued Amounts”), for a period of six months following such death or Disability.

If Mr. Brophy’s employment is terminated by us for a reason other than Cause, as such term is defined in the Employment Agreement, or by Mr. Brophy for Good Reason, as such term is defined in the Employment Agreement, and subject to Ms. Brophy's compliance with other terms of the Employment Agreement, then we will pay him (i) the Accrued Amounts, (ii) a lump sum payment equal to eighteen (18) months’ Base Salary, which payment will be made on the 60th day following the date of termination, and (iii) if Mr. Brophy elects to continue his medical coverage under COBRA, we shall pay for coverage under COBRA for eighteen (18) months following the date of termination.

If Mr. Brophy voluntarily terminates the Employment Agreement, or we terminate his employment for Cause, than we he shall be entitled to receive the Accrued Amounts.

The Employment Agreement contains non-competition, non-solicitation and confidentiality covenants of Mr. Brophy.

John A. Lack Consulting Agreement

On January 28, 2014, the Company entered into a Consulting Agreement with John A. Lack, Chairman of our Board (the “Consulting Agreement”), pursuant to which Mr. Lack will provide strategic advisory services to us on an independent contractor basis.  The Consulting Agreement has a term of 12 months.  The services to be provided by Mr. Lack include, but are not limited to, the following:

•	Assist with the development and execution of the Company’s brand, marketing and sales strategies;

•	Assist with development of the design of the user interface and user experience of Company’s applications, including (amongst others) the Company’s music streaming application;

•	Use existing relationships with music companies, including Universal Music Group, Sony Music Entertainment, Warner Music Group (among others) to negotiate licensing arrangements for the Company;

•	Advise on the selection and hire of senior executives for the Company; and

•	Assist the Company in its financing activities.

In connection with the Consulting Agreement, we are paying Mr. Lack at the annual rate of $125,000 payable in equal monthly installments. We also granted him 4-year non-statutory stock options to purchase 24,237 shares of our Common Stock, exercisable, upon vesting, at a price of $16.503906 per share. Mr. Lack shall also be entitled to receive 4-year options to purchase up to an additional 24,237 shares of our Common Stock at a purchase price based upon value of our Common Stock on the date of grant, which shall be granted upon the achievement of certain milestones of the Company to be determined by the Board. (see “Item 3.02 Unregistered Sales of Equity Securities”).

Duane Street Corp.
and
Raditaz, LLC
(A Development Stage Company)
Proforma Condensed Combined Balance Sheets
As of September 30, 2013
(unaudited)

	Raditaz, LLC	Duane Street Corp.	Adjustments	Notes	Pro Forma
ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$-	$14,490	$3,568,013	(1, 2, 3)	$3,582,503
Prepaid Expenses	7,301	1,500	(1,500)	(1)	7,301
Other Current Assets	3,000	-	-		3,000
TOTAL CURRENT ASSETS	10,301	15,990	3,566,513		3,592,804

Property and Equipment, net	4,420	-	-		4,420

TOTAL ASSETS	$14,721	$15,990	$3,566,513		$3,597,224

LIABILITIES AND MEMBERS' DEFICIENCY

CURRENT LIABILIITES
Accounts Payable	$192,959	$500	$(500)	(1)	$192,959
Accrued Liabilities and Other Current Liabilities	128,744	-	-		128,744
Note Payable, Short-Term	174,600	-	-		174,600
TOTAL CURRENT LIABILITIES	496,303	500	(500)		496,303

Notes Payable, Long-Term	69,300				69,300
TOTAL LIABILITIES	565,603	500	(500)		565,603

STOCKHOLDERS EQUITY
Preferred Stock	4,220,998	-	(4,220,998)	(1)	-
Common Stock	311,493	176	(311,562)	(1, 2, 3)	107
Additional Paid-In-Capital	191,179	57,724	8,057,163	(1, 2, 3)	8,306,066
Deficit Accumulated During the Development Stage	(5,274,552)	(42,410)	42,410	(1)	(5,274,552)
TOTAL STOCKHOLDERS EQUITY (DEFECIT)	(550,882)	15,490	3,567,013		3,031,621

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY (DEFECIT)	$14,721	$15,990	$3,566,513		$3,597,224

Duane Street Corp.
and
Raditaz, LLC
(A Development Stage Company)
Proforma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2013
(unaudited)

	Raditaz, LLC	Duane Street Corp.	Adjustments	Notes	Pro Forma

REVENUES	$-	$-	$-		$-

EXPENSES
Research and Development	687,200	-	-		687,200
General and administrative	52,580	20,605	(20,605)	(1)	52,580
Impairment of Goodwill	-	-	-		-
Depreciation and amortization	3,860	-	-		3,860

TOTAL EXPENSES	743,640	20,605	(20,605)		$743,640

OTHER INCOME (EXPENSE)
Interest Expense	(16,874)	-	-		(16,874)
Interest Income	14	-	-		14
Other Income	-	-	-		-

TOTAL OTHER INCOME (EXPENSE)	(16,860)	-	-		(16,860)

NET LOSS	$(760,500)	$(20,605)	$20,605		$(760,500)

PER SHARE INFORMATION - BASIC AND FULLY DILUTED (Note 4):

Weighted average shares outstanding					502,497

Net loss per share, basic and fully diluted					$(1.51)

Duane Street Corp.
and
Raditaz, LLC
(A Development Stage Company)
Proforma Condensed Combined Statement of Operations
For the Year Ended December 31, 2012
(unaudited)

	Raditaz, LLC	Duane Street Corp.	Adjustments	Notes	Pro Forma

REVENUES	$8	$-	$-		$-

EXPENSES
Research and Development	948,998	-	-		948,998
General and administrative	137,472	21,805	(21,805)	(1)	137,472
Impairment of Goodwill	-	-	-		-
Depreciation and amortization	20,947	-	-		20,947

TOTAL EXPENSES	1,107,417	21,805	(21,805)		$1,107,417

OTHER INCOME (EXPENSE)
Interest Expense	(10,695)	-	-		(10,695)
Interest Income	284	-	-		284
Other Income	100,000	-	-		-

TOTAL OTHER INCOME (EXPENSE)	89,589

NET LOSS	$(1,017,820)	$(21,805)	$21,805		$(1,107,417)

PER SHARE INFORMATION - BASIC AND FULLY DILUTED (Note 4):

Weighted average shares outstanding					391,129

Net loss per share, basic and fully diluted					$(2.83)

Duane Street Corp. and Raditaz, LLC
(A Development Stage Company)
Notes to Proforma Condensed Combined Financial Statements
(Unaudited)

Note 1. Contribution Transaction

On January 28, 2014, the members of Raditaz, contributed their Raditaz membership interests (the “Contribution”) to Duane Street Corp. in exchange for 605,918 pre-split shares of Duane Street Corp.’s common stock making Raditaz a wholly owned subsidiary of Duane Street Corp.  Each membership interest of Raditaz, LLC, at the time of the merger was automatically converted into shares of Duane Street Corp. common stock, with the result that the 39,249,885 membership interests outstanding immediately prior to the merger was converted into 605,918 shares of common stock outstanding immediately thereafter.

For financial reporting purposes, the transaction will be accounted for as a “reverse merger” rather than a business combination, because the sellers of the Company effectively control the combined companies immediately following the transaction. As such, the Company is deemed to be the accounting acquirer in the transaction and, consequently, the transaction is being treated as a reverse acquisition by the Company.  Accordingly, the assets and liabilities and the historical operations that will be reflected in Parent’s ongoing financial statements will be those of the Company and will be recorded at the historical cost basis of the Company.  All of Parent’s assets and liabilities were split off as part of the transaction and results of operations will be those of the Company after consummation of the transaction.  Parent’s historic capital accounts and retained earnings will be retroactively adjusted to reflect the equivalent number of shares issued by it in the transaction while the Company’s historical retained deficit will be carried forward. The historical financial statements of Parent before the transaction will be replaced with the historical financial statements of the Company before the transaction in all future filings with the Securities and Exchange Commission, or SEC.

In connection with the Contribution, Parent transferred all of its pre- Contribution operating assets and liabilities to its wholly-owned special-purpose subsidiary, Duane Street Split Corp., Inc., a Delaware corporation (“Split-Off Subsidiary”), formed on January 10, 2014. Thereafter, pursuant to the Split-Off Agreement, the Company transferred all of the outstanding shares of capital stock of Split-Off Subsidiary to Peretz Yehuda Aisenstark and Yair Shofel, the pre-Contribution majority stockholders of the Company, and former officers and directors of the Company (the “Split-Off”), in consideration of and in exchange for: (i) the surrender and cancellation of an aggregate of 1,500,000 shares of our Common Stock held by Mr. Aisenstark and Ms. Shofel (which were cancelled and will resume the status of authorized but unissued shares of our Common Stock), and; (ii) certain representations, covenants and indemnities.

The Split-Off Agreement resulted in the reduction of all assets, liabilities and retained earnings of Parent in the proforma financial statements and an adjustment to the Company’s common stock value of $150 to give effect to the 1,500,000 shares split off and 43,340 shares canceled as outlined on the proforma financial statements.

Note 2.  Financing Transaction

Concurrently with the closing of the Contribution and in contemplation of the Contribution, the Company held a closing of its private placement offering (“PPO”) of 246,913 shares of its common stock, at a price of $16.50 per share, for gross proceeds (before deducting commissions and expenses of the PPO) of $4,075,036. Each share purchased included one five-year warrant to purchase one share of common stock at $33.00 per share. The closing of this PPO and the closing of the Contribution were conditioned upon each other. The net proceeds received from the PPO of $3,256,782 has been reflected as an increase to cash, common stock and additional paid-in-capital.

Duane Street Corp. and Raditaz, LLC
(A Development Stage Company)
Notes to Proforma Condensed Combined Financial Statements
(Unaudited)

Note 3.

Through a private placement, the Company issued 2,991,551 Series A5 Preferred Membership Interests at $.0756 per unit on various dates subsequent to quarter end, resulting in gross proceeds of $226,026. Warrants to purchase 722,426 Series AAA Preferred Membership Interests were exercised for proceeds of $99,695.

Note 4.  Earnings Per Share

The proforma weighted average shares outstanding gives effect to the issuance of 605,918 shares of common stock in connection with the Contribution as if the share issuances had occurred on the date that each membership interests was issued during the periods presented and the 212,662 shares outstanding in Parent post-Contribution and Split-Off.

The effect of any potentially dilutive instruments including the convertible Series A preferred stock warrants and options were anti-dilutive. Therefore, dilutive earnings per share is equivalent to basic earnings per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CÜR MEDIA, INC.

Dated: February 3, 2014	By:	/s/ Tom Brophy
	Name:	Tom Brophy
	Title:	Chief Executive Officer